UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant      ☒            Filed by a Party other than the Registrant      ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PAR PACIFIC HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Proxy Statement

Table of Contents

3

Notice of Annual Meeting of Stockholders

5

Information Concerning Solicitation and Voting

11

Proxy Statement Summary

12

Proposal No. 1 – Election of Directors

34

Proposal No. 2 – Ratification of Appointment of

Independent Registered Public Accounting Firm

38

Proposal No. 3 – Advisory Vote on the Approval of the

Company’s Executive Compensation

42

Proposal No. 4 – Advisory Vote on the Frequency of Holding

Future Advisory Votes on the Company’s Executive Compensation

44

Proposal No. 5 – Approval of the Par Pacific Holdings, Inc.

2026 Long-Term Incentive Plan

56

Other Information

80

Compensation Committee

100

Appendix A

Notice of Annual Meeting of

Stockholders

To Be Held April 30, 2026

DEAR STOCKHOLDERS:

We cordially invite you to attend our 2026 annual meeting of stockholders of Par Pacific Holdings, Inc. (the “Company” or “Par Pacific”). The meeting will be held virtually at https://web.viewproxy.com/parpacific/2026 on Thursday, April 30, 2026, at 8:30 a.m. (Central Time). At the meeting, stockholders will be asked to vote on the following matters:

Proposal 1:	Election of Directors;

Proposal 2:	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

Proposal 3:	To hold an advisory vote to approve the Company’s executive compensation;

Proposal 4:	To hold an advisory vote on the frequency of holding future advisory votes on the Company’s executive compensation; and

Proposal 5:	To approve the Par Pacific Holdings, Inc. 2026 Long-Term Incentive Plan.

We will also transact any other business as may properly come before the meeting.

Stockholders who owned our common stock at the close of business on Wednesday, March 4, 2026, may attend and vote at the meeting. A stockholders’ list will be available at our offices at 825 Town and Country Lane, Suite 1500, Houston, Texas 77024 for the ten-day period prior to the meeting. We hope that you will be able to attend the meeting.

We provide our proxy materials, including our Proxy Statement and Annual Report, electronically on the Internet. This expedites your receipt of proxy materials, conserves resources, and lowers the cost of the meeting. On or about March 20, 2026, we are posting our proxy materials at https://web.viewproxy.com/parpacific/2026 and mailing stockholders a Notice of Internet Availability of Proxy Materials that explains how to access the proxy materials on the Internet. We are also mailing a printed set of the proxy materials to stockholders who have elected to receive paper copies. Stockholders may request a printed set of the proxy materials by following the instructions in the Notice.

Whether or not you plan to attend the meeting, please vote electronically via the Internet or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. See “How do I cast my vote?” in the proxy statement for more details.

We thank you for your continued support and look forward to your attendance at our virtual annual meeting.

By order of the Board of Directors,

Jeffrey R. Hollis

Senior Vice President, General Counsel, and Secretary

Houston, Texas

March 20, 2026

Questions and

Answers

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors (the “Board”) is soliciting proxies for the 2026 annual meeting of stockholders to be held virtually at https://web.viewproxy.com/parpacific/2026 on Thursday, April 30, 2026, at 8:30 a.m. (Central Time), and at any adjournments or postponements of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Par Pacific Holdings, Inc. (the “Company” or “Par Pacific”) will pay the costs of soliciting proxies from stockholders. Our directors, officers and regular employees may solicit proxies on behalf of Par Pacific, without additional compensation, personally or by telephone or by email or through the Internet. Additionally, Alliance Advisors LLC has been retained to provide certain proxy logistics and solicitation services at an anticipated cost of approximately

$50,000.

QUESTIONS AND ANSWERS

Who can vote at the meeting?

The Board set March 4, 2026 as the record date for the meeting. You can attend and vote at the meeting if you were a common stockholder of Par Pacific at the close of business on the record date. On that date, there were 49,470,764 shares of our common stock outstanding and entitled to vote at the meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about March 20, 2026, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. All stockholders will have the ability, beginning on or about March 20, 2026, to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What proposals will be voted on at the meeting?

Five proposals are scheduled to be voted upon at the meeting:

•         The election of directors;

•         The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•         An advisory vote to approve the Company’s executive compensation;

•         An advisory vote on the frequency of holding future advisory votes on the Company’s executive compensation; and

•         The approval of the Par Pacific Holdings, Inc. 2026 Long-Term Incentive Plan (the “2026 LTIP”).

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Internet Availability of Proxy Materials identifies the items to be voted on at the meeting, but you cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to vote via the Internet or by requesting and returning a paper proxy card.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to:

•         View our proxy materials for the meeting on the internet; and

•         Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

How do I cast my vote?

For stockholders whose shares are registered in their own names, as an alternative to voting at the meeting, you may vote via the internet or, for those stockholders who request a paper proxy card in the mail, by mailing a completed proxy card. The Notice of Internet Availability of Proxy Materials provides information on how to vote via the internet or request a paper proxy card and vote by mail. Those stockholders who request a paper proxy card and elect to vote by mail should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as recommended by our Board on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting. We do not know of any other business to be considered at the meeting.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors, the advisory proposal on executive compensation, the advisory proposal on the frequency of future stockholder votes on executive compensation, or the approval of the 2026 LTIP. Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for these non-routine matters unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares promptly. See “Vote Required” following each proposal for further information.

If you hold shares through a broker, bank or other nominee and wish to be able to vote at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.

How do I attend the meeting? What do I need to attend the meeting and participate?

You are entitled to attend the meeting if you were a common stockholder at the close of business on the record date, March 4, 2026, or if you hold a valid legal proxy for the meeting. To vote during the meeting, you will need a control number. If you are a registered holder, your control number may be found on your proxy card or the Notice of Internet Availability of Proxy Materials. If you are a beneficial holder, your control number will be assigned to you in a confirmation email when you register for the meeting. You can register for the meeting by visiting https://web.viewproxy.com/parpacific/2026 and clicking “Virtual Meeting Registration.” Please register and vote by 11:59 p.m. (EDT) on April 29, 2026. Once you have registered, follow the instructions in your confirmation email to attend the meeting, submit questions and vote your shares.

Support staff will be available to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 8:15 a.m. Central Time on April 30, 2026, the day of the meeting, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com.

Can I revoke or change my proxy?

Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the internet or by delivering written notice of revocation of your proxy to our Secretary at our principal executive office before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting at the meeting if you obtain a legal proxy.

How does the Board recommend I vote on the proposals?

The Board recommends you vote “FOR” each of the nominees to our Board, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, “FOR” the approval, on an advisory basis, of the Company’s executive compensation, for, on an advisory basis, the option of every “1 Year,” on the frequency of future advisory votes on the Company’s executive compensation, and “FOR” the approval of the 2026 LTIP.

Who will count the vote?	The inspector of election will count the vote. Par Pacific’s Secretary will act as the inspector of election.

What is a “quorum?”

A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is not less than one-half of the shares of common stock entitled to vote at the meeting as of the record date, present or represented by proxy at the meeting. Your shares will be counted for purposes of determining if there is a quorum if you are present and vote at the meeting; or have voted on the Internet or by properly submitting a proxy card or voting instruction card by mail. Abstentions and broker non-votes also count toward the quorum. An abstention will have the same practical effect as a vote against the ratification of the appointment of our independent registered public accounting firm, the advisory proposal on executive compensation, or the approval of the 2026 LTIP. An abstention will have no effect on the advisory vote regarding the frequency of future stockholder votes on executive compensation. “Broker non-votes” occur when brokers, banks or other nominees that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares.

What vote is required to approve each item?	The following table sets forth the voting requirement with respect to each of the proposals:

	Proposal 1 - Election of directors.	The ten nominees for election as directors at the annual meeting who receive the greatest number of “FOR” votes cast by the stockholders, a plurality, will be elected as our directors.

Proposal 2 - Ratification of appointment of independent registered public accounting firm.

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting and entitled to vote.

Proposal 3 - Advisory approval of the Company’s executive compensation.

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting and entitled to vote.

Proposal 4 - Advisory approval of the frequency of future advisory votes on the Company’s executive compensation.

The alternative “1 Year,” “2 Years” or “3 Years” receiving the greatest number of votes cast by the stockholders, a plurality, will be the stockholders’ non-binding choice as to the frequency of the occurrence of future advisory votes on the Company’s executive compensation.

Proposal 5 - Approval of the 2026 Long-Term Incentive Plan.

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting and entitled to vote.

What does it mean if I get more than one Notice of Internet Availability of Proxy Materials?

Your shares are probably registered in more than one account. Please provide voting instructions for all Notices of Internet Availability of Proxy Materials, and proxy and voting instruction cards you receive.

How many votes can I cast?	On all matters you are entitled to one vote per share.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the meeting. The final results will be published in a current report on Form 8-K to be filed by us with the SEC within four business days of the meeting.

Proxy Statement

Summary

At the meeting, stockholders will be asked to vote on the following matters:

Proposal
One
Election of Directors
VOTE “FOR ALL”
See Page 12

Proposal
Two
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026
VOTE “FOR”
See Page 34

Proposal
Three
To approve the advisory vote on the Company’s Executive Compensation
VOTE “FOR”
See Page 38

Proposal
FOUR
To approve the advisory vote on the frequency of holding future advisory votes on the Company’s Executive Compensation
VOTE “1 YEAR”
See Page 42

Proposal
FIVE
To approve the Par Pacific Holdings, Inc. 2026 Long-Term Incentive Plan
VOTE “FOR”
See Page 44

Proposal One

Election of Directors

VOTE "FOR ALL"

Election of

Directors

At the meeting, ten directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. The Nominating and Corporate Governance Committee, which consists solely of directors that are independent as defined in the listing standards of the New York Stock Exchange (“NYSE”), recommended the ten directors to our Board. Based on that recommendation, the Board nominated such directors for election at the meeting. The nominees have consented to be nominated and have expressed their intention to serve if elected. We believe that the nominees possess the professional and personal qualifications necessary for board service and have highlighted particularly noteworthy attributes for each nominee in the individual biographies below. We have no reason to believe that any of the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the meeting.

NOMINEES

Certain information regarding the nominees is set forth below:

Name	Age	Position	Director Since	Board Recommendation
Robert Silberman (1)	68	Chairman of the Board	2014	FOR
Curtis Anastasio (2)(6)	69	Director	2014	FOR
Timothy Clossey (5)(6)	67	Director	2014	FOR
Philip Davidson (4)(5)(6)	66	Director	2021	FOR
Katherine Hatcher (3)(4)	57	Director	2019	FOR
Patricia Martinez (4)(5)	51	Director	2023	FOR
William Monteleone (1)	42	Director and Chief Executive Officer and President	2012	FOR
William Pate (1)	62	Director and former Chief Executive Officer	2014	FOR
Eric Yeaman (2)(3)	58	Director	2024	FOR
Aaron Zell (2)(3)	30	Director	2023	FOR

(1) Member, Executive Committee of the Board.

(2) Member, Audit Committee of the Board.

(3) Member, Compensation Committee of the Board.

(4) Member, Nominating and Corporate Governance Committee of the Board.

(5) Member, Operations and Technology Committee of the Board.

(6) Member, Cybersecurity and Information Technology Committee of the Board.

Robert Silberman

Mr. Silberman’s experience as a Chairman, Board Member, and as a Chief Executive Officer of several public companies, coupled with his financial background and experience investing in and growing energy and project development businesses, as well as his experience in the public sector, combine to provide valuable insight and perspective to both the Board and management.

Chairman of our Board since 2019

Member of our Board since 2014

Par Pacific Committees:

Chairman of the Executive Committee

ROBERT SILBERMAN has served as the Chairman of our Board since 2019 and has served as a member of our Board since August 2014. Mr. Silberman previously served as Vice Chairman of our Board. He served as President and Chief Executive Officer of Strategic Education, Inc. from 2001 to 2003, as Chairman of the Board and Chief Executive Officer from 2003 to 2013, as Executive Chairman of the Board from 2013 to 2023, and currently serves as Chairman of the Board. Strategic Education, Inc. is an education services company, and is a leading provider of graduate and undergraduate degree programs focusing on working adults. Mr. Silberman has been a managing director of Equity Group Investments (“EGI”) since March 2014 and has held certain other relationships with affiliates of EGI. Mr. Silberman previously served as the lead director of Covanta Holding Corporation from 2015 to 2020. Previously Mr. Silberman served as President and Chief Operating Officer of CalEnergy Company, Inc., an independent energy producer and wholly-owned subsidiary of Berkshire Hathaway Inc. Mr. Silberman was appointed by President George H. W. Bush as the U.S. Assistant Secretary of the Army and is a member of the Council on Foreign Relations. Mr. Silberman holds a Bachelor of Arts degree from Dartmouth College and a master’s degree from The Johns Hopkins University School of Advanced International Studies.

Curtis Anastasio

Mr. Anastasio brings to the Board extensive experience in public companies generally, and with over 30 years of experience in the upstream and downstream oil and gas industry, invaluable industry knowledge and insight in investing and growing oil and gas businesses.

Member of our Board since 2014

Par Pacific Committees:

Chairman of the Audit Committee

Cybersecurity and Information Technology Committee

CURTIS ANASTASIO has served as a member of our Board since 2014.

Mr. Anastasio served as the Vice Chairman of our Board from September 2014 to April 2015. He served as the Chairman of GasLog Partners LP, an international owner, operator and manager of liquefied natural gas (LNG) carriers until the company was taken private in July of 2023. Appointed Executive Chairman in February 2014, Mr. Anastasio led the successful initial public offering of GasLog Partners LP in May 2014. Until May 2025, Mr. Anastasio also served as a founding director and current Audit Committee Chairman of The Chemours Company, a global leader in titanium technologies, fluoroproducts and chemical solutions which was spun off from DuPont effective July 1, 2015. In June of 2023, Mr. Anastasio was elected to the Board of Directors of Core Laboratories (NYSE: CLB), a leading, global provider of proprietary and patented reservoir description and production enhancement services and products. From January 2014 through December 2019, Mr. Anastasio was also a member of the Board of Directors of the Federal Reserve Bank - Dallas, and a member of its Audit Committee and Executive Committee. He previously served as President and Chief Executive Officer of NuStar Energy L. P., a publicly traded master limited partnership based in San Antonio, Texas. Mr. Anastasio was the President and Chief Executive Officer of NuStar Energy, L.P. from the time he led the initial public offering in April 2001, until he retired from the company on December 31, 2013. Since joining a predecessor of NuStar in 1988, he has held various positions in the upstream and downstream oil and gas industry, which have included responsibility for supply, trading, transportation, marketing, development and legal. Mr. Anastasio received a Juris Doctorate degree from Harvard Law School in 1981 and a Bachelor of Arts degree, magna cum laude, from Cornell University in 1978. After graduation, he practiced corporate law in New York City.

Timothy Clossey

Mr. Clossey’s extensive and detailed experience in operational aspects of the petroleum refining industry provide the Board with insight into the operation, development, and growth of our businesses.

Member of our Board since 2014 Par

Pacific Committees:

Chairman of the Operations and Technology Committee Cybersecurity and Information Technology Committee

TIMOTHY CLOSSEY has served as a member of our Board since 2014.

Mr. Clossey is the President and owner of Spirit Technologies, a management coaching and engineering consulting services company. Mr. Clossey previously served as Production Manager and Major Projects Director for BP Cherry Point. He was a consultant to the Board of Directors at SaltChuk Resources on merger and acquisition opportunities and a board member at Timec, Inc., where Mr. Clossey chaired the Audit Committee, organized and chaired a Special Committee of Outside Directors and served on the Compensation Committee. Mr. Clossey served in multiple positions, including most recently as President and CEO of ARCO Marine, Inc. (“ARCO”). As VP Corporate Strategic Planning, Downstream for ARCO, Mr. Clossey was responsible for strategic planning for all of ARCO’s downstream companies. As Vice President of Engineering, Technology and R&D at ARCO, his role was responsible for leading ARCO’s Engineering and Research Center in Anaheim, California. As Manager, Clean Fuels Development Task Force at ARCO, Mr. Clossey led the reformulated gasoline research and development efforts at the Technical Center as well as served in the government relations role working with industry associations such as Western States Petroleum Association and the American Petroleum Institute, as well as all Federal and State agencies working on reformulated gasoline regulations throughout the nation. Mr. Clossey graduated from Harvard Business School with an Executive Master of Business Administration. He received his Bachelor of Science degree in Chemical Engineering summa cum laude from Washington State University.

Philip Davidson

Mr. Davidson brings significant leadership experience at the highest levels of military and governmental affairs.

Member of our Board since 2021

Par Pacific Committees:

Chairman of Cybersecurity and Information Technology Committee

Nominating and Corporate Governance Committee

Operations and Technology Committee

PHILIP DAVIDSON has served on our Board since 2021. Mr. Davidson was the Commander of the United States Indo-Pacific Command, headquartered in Honolulu, HI, from 2018 to 2021. He retired from active service in the U.S. Navy in May 2021 as a four-star Admiral after nearly 39 years of service. He is currently on the boards of AeroVironment, Inc. and Norfolk Southern Corp, among other private sector organizations. He is also a Board Member at the Center for Strategic and Budgetary Assessments, an independent, non-partisan policy research institute, and serves on the military advisory group to the Sasakawa Peace Foundation USA. He is the founder/ owner of Davidson Strategies LLC. Mr. Davidson is a 1982 graduate of the U.S. Naval Academy, and a 1992 distinguished graduate of the U.S. Naval War College. He holds a Bachelor of Science degree in Physics and a Master of Arts in National Security and Strategic Studies.

Katherine Hatcher

Ms. Hatcher brings sharp insight and deep expertise in retail development from site selection through construction, as well as retail channel store operations.

Member of our Board since 2019

Par Pacific Committees:

Chairman of the Compensation Committee

Nominating and Corporate Governance Committee

KATHERINE HATCHER has served as a member of our Board since 2019. She is currently a development partner and previously acted as President and Chief Operating Officer from 2008 to 2021 of NewQuest Properties, a privately owned, full-service company based in Houston, Texas engaged in commercial development, retail leasing, tenant representation, land brokerage, and property management. Before joining NewQuest Properties, Ms. Hatcher was the president of the Gulf Coast States region for Verizon Wireless for eight years. She currently serves on the board of Stellar Bank. In addition, Ms. Hatcher has been involved in and held board positions with various community organizations located in Houston, Texas, including the Greater Houston Partnership Board of Directors, MD Anderson’s Board of Visitors, Children’s Museum of Houston, the Houston Area Women’s Center, Youth About Business and Young Presidents Organization. She is also an alumna of The Center for Houston’s Future. Ms. Hatcher holds two master’s degrees from the University of North Carolina at Chapel Hill, one of which is in City and Regional Planning.

Patricia Martinez

Ms. Martinez brings to the Board energy transition experience coupled with executive leadership skills and international experience.

Member of our Board since 2023

Par Pacific Committees:

Chairman of Nominating and Corporate Governance Committee

Operations and Technology Committee

PATRICIA MARTINEZ has served as a member of our Board since 2023. She is currently the President and Chief Executive Officer of Cormetech. Prior to her current role, she served as Chief Energy Transition Officer of Enerflex Ltd from 2021 to 2024 and was the President of Enerflex’s Latin American business from 2014 to 2022. Ms. Martinez was responsible for creating and executing Enerflex’s transformational energy transition strategy including carbon capture and sequestration, hydrogen, bioenergy, and electrification. In addition, she previously served as an officer of several private equity backed domestic and international energy companies and on the boards of directors of Orocobre (Allkem Limited) (ASX:AKE) and the Argentinian Petroleum & Gas Institute of Houston. She currently serves on the board of NOV Inc. (NYSE: NOV). Ms. Martinez received her bachelor’s degree from Universidad Argentina de la Empresa, her MBA from Houston Baptist University, and completed executive education at Harvard Business School.

William Monteleone

Mr. Monteleone brings to the Board capital markets knowledge, mergers and acquisition experience, valuable downstream energy market perspectives, and insights into critical aspects of the operations, development and growth of our business.

President and Chief Executive Officer since 2024

Member of our Board since 2012

Par Pacific Committees:

Executive Committee

WILLIAM MONTELEONE has served on our Board since 2012. Mr. Monteleone was appointed Par Pacific’s President and Chief Executive Officer in April 2024 and has served in a variety of capacities for Par Pacific since joining us in 2013, including most recently as President since January 2023, Executive Vice President and Chief Financial Officer from January 2022 to January 2023, Senior Vice President and Chief Financial Officer from March 2017 to January 2022, Senior Vice President of Mergers & Acquisitions from January 2015 to March 2017, and Chief Executive Officer from June 2013 to January 2015. Mr. Monteleone also serves on the Board of Managers of Laramie Energy, LLC, Par Pacific’s largest upstream asset. Prior to Par Pacific, Mr. Monteleone was Vice President at Equity Group Investments (EGI) from 2008 to 2013 where he was involved in a range of restructurings and investments primarily within the energy industry. Prior to EGI, Mr. Monteleone worked for Banc of America Securities LLC where he was involved in a variety of debt capital raising transactions, including leveraged buyouts, corporate-to-corporate acquisitions and other debt financing activities. Mr. Monteleone previously served on the Board of Directors of Wapiti Oil and Gas I, LLC, Wapiti Oil and Gas II, LLC, and Kuwait Energy Company. Mr. Monteleone graduated magna cum laude from Vanderbilt University with a bachelor’s degree.

William Pate

Mr. Pate brings to the Board a wealth of expertise in capital markets, financial transactions, and investing across domestic and international markets, along with valuable governance insights from his experience as a board member of both public and private companies.

Member of our Board since 2014

Retired as Chief Executive Officer in 2024

Par Pacific Committees:

Executive Committee

WILLIAM PATE has served on our Board since 2014. Mr. Pate retired as Chief Executive Officer of Par Pacific in April 2024. Prior to joining Par Pacific as President and CEO in October 2015, Mr. Pate was the Co-President of Equity Group Investments, the Chicago-based private investment firm founded and led by Sam Zell, where he had been employed in various capacities since 1994. Mr. Pate has served on the boards of directors of Covanta Holding Corporation, Exterran Holdings, Inc., Adams Respiratory Therapeutics, MiddleBrook Pharmaceuticals and CNA Surety Corp., as well as those of several private companies associated with Equity Group Investments. Mr. Pate began his professional career at The First Boston Corporation as a financial analyst in the natural resources mergers and acquisitions group. Subsequently, he was employed as an associate at The Blackstone Group where he worked on private equity investments and merger advisory assignments. Mr. Pate holds a Juris Doctorate degree from the University of Chicago Law School and a Bachelor of Arts degree from Harvard College.

Eric Yeaman

Mr. Yeaman brings to the Board extensive executive experience, which includes business development and mergers and acquisitions, as well as expertise in finance and accounting.

Member of our Board since 2024

Par Pacific Committees:

Audit Committee Compensation Committee

ERIC YEAMAN has served on our Board since 2024. Mr. Yeaman is currently the founder and managing partner of Hoku Capital LLC, a strategic advisory services firm located in Honolulu, Hawaii. He was President and Chief Operating Officer of First Hawaiian Bank, a wholly owned subsidiary of First Hawaiian Inc., from June 2015 to August 2019. From 2008 to 2015, he was President and Chief Executive Officer of Hawaiian Telcom, a telecommunications and technology company serving the state of Hawaii. Prior to that, he was Senior Executive Vice President and Chief Operating Officer of Hawaiian Electric Company, Inc. (“HECO”). Mr. Yeaman joined Hawaiian Electric Industries, Inc. (“HEI”), HECO’s parent company, in 2003 as Financial Vice President, Treasurer and Chief Financial Officer. Prior to joining HEI, Mr. Yeaman held the positions of Chief Operating and Financial Officer for Kamehameha Schools from 2000 to 2003. Mr. Yeaman serves as Chairman of the Board of Alexander Baldwin, Inc., a premier Hawaii commercial real estate company. He currently serves on the board of Alaska Air Group, Inc. Additionally, Mr. Yeaman serves on several private company and civic and community boards throughout the State of Hawaii, including DR Fortress LLC, Lanihaua Properties LLC, Palani Ranch Company, Inc., WattIQ, Friends of Hawaii Charities, The Harold K.L. Castle Foundation, and Hawaii Asia Pacific Association. Mr. Yeaman graduated from the University of Hawaii at Manoa with a bachelor’s degree before beginning his career at Arthur Andersen LLP.

Aaron Zell

Mr. Zell brings to the Board informed perspectives on investment, innovation, technology, and sustainability-related matters.

Member of our Board since 2023

Par Pacific Committees:

Audit Committee

Compensation Committee

AARON ZELL has served on our Board since 2023. Mr. Zell is currently a Senior Associate – Investments at Zell Family Office, a division of Chai Trust Company, LLC where he sources and evaluates potential new investments and works directly with existing assets. He serves on the boards of Veridiam, Inc., a specialty alloy manufacturer serving the nuclear power, medical, aerospace, and industrial markets, and Kharon, a tech-based solution for managing sanction risk. He also serves on the board of the Zell Entrepreneurship Foundation, which supports various philanthropic ventures, including the Zell Lurie Institute at the University of Michigan’s Ross School of Business, the Zell Fellows Program at Northwestern University’s Kellogg School of Management, and the Zell Entrepreneurship Program at Reichman University (IDC Herzliya) in Israel. In addition, Mr. Zell is a board member of the Matthew Zell Family Foundation, which is currently focused on combating climate change and supporting local community organizations. Before joining EGI in 2017, he served as a summer intern with the firm in 2014 and 2015. Mr. Zell graduated summa cum laude with a Bachelor of Science in economics from the Wharton School at the University of Pennsylvania.

DIRECTOR INDEPENDENCE

The listing standards of the NYSE require that our Board be comprised of at least a majority of independent directors. For a director to be considered independent under those standards, the Board must affirmatively determine that the director does not have any material relationship with us.

Based on these standards, our Board has affirmatively determined that Robert Silberman, Curtis Anastasio,

Timothy Clossey, Philip Davidson, Katherine Hatcher, Patricia Martinez, Eric Yeaman and Aaron Zell are independent. These directors have no relationship with us except as directors and stockholders.

The Board also noted that certain directors, including Mr. Silberman, Mr. Yeaman, and Mr. Zell, have direct and indirect relationships through other entities with other directors of the Company. The Board determined that none of the aforementioned relationships interfere with Mr. Silberman’s, Mr. Yeaman’s, or Mr. Zell’s independent and objective oversight of Par Pacific’s management or promotion of management’s accountability to Par Pacific’s stockholders or with their exercise of independent judgment as a director. Therefore, the Board concluded that each of Mr. Silberman, Mr. Yeaman, and Mr. Zell qualifies as an independent director under applicable SEC rules and regulations and NYSE listing standards.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Board believes that it should be free to choose the Chairman of the Board in any way that seems best for Par Pacific at any given period of time. Therefore, our Board does not have a policy regarding whether the roles of the Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee.

As set forth in our Corporate Governance Guidelines, our Board is responsible for the oversight of the Company and its business, including risk management. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with our senior management. The Audit Committee has oversight responsibility for financial risk (such as accounting, finance, tax strategy, hedging, and internal controls), and also oversees compliance with our Code of Business Conduct and Ethics (“Code of Business Conduct”) and with applicable laws and regulations. The Compensation Committee oversees compliance with our compensation plans. The Nominating and Corporate Governance Committee oversees compliance with our corporate governance principles, including our sustainability principles, and the Operations and Technology Committee oversees the Company’s operational results and the development of new technologies that impact the Company. The Cybersecurity and Information Technology Committee oversees compliance with our information technology-related policies. Each of the committees reports to the Board regarding the areas of risk they oversee.

BOARD OVERSIGHT OF SUSTAINABILITY AND CLIMATE

The Board takes an integrated and multidisciplinary approach to oversight of sustainability and climate. The challenges and opportunities presented by sustainability and climate-related matters are particularly broad-ranging, complex, and interrelated, and as a result often overlap across multiple areas of respective responsibility of each of our Board committees. To manage and oversee such matters, each of the Board’s committees assists the full Board with oversight of certain sustainability and climate-related matters within its area of respective responsibility and expertise.

At Par Pacific, we recognize the importance of sustainability principles and focus our efforts toward improving performance in this area. We believe the future will require decarbonization of liquid fuels, and we have converted some of our refining units to process renewable feedstocks. We view sustainability as the fundamental process of shared value creation, in which strategic investment and innovation help our society achieve economic growth, environmental preservation and resource conservation to address the needs of future generations. We believe that promoting sustainable social, environmental, and economic benefits creates long-term value for our Company, our stockholders and the communities where we work and live. As such, Par Pacific conducts its business and makes decisions according to the following principles:

•

We maintain the highest standards of business conduct and ethics by conducting our affairs in an honest and ethical manner with unyielding personal and corporate integrity at the foundation of our business.

•	We adhere to our values and strive to continually improve our sustainability systems and processes to enhance our performance.

•	We demonstrate integrity and respect for others, especially our employees and contractors, by setting goals and objectives that enhance our commitment to a safe workplace.

•	We protect the environment by reducing waste generation and disposing of all waste through safe and responsible methods.

•	We communicate an unyielding expectation that our Company and supply chain, including customers, suppliers, contractors, and employees, and promote strong sustainability performance.

•	We focus on sustainable actions that promote health, fair dealing, and compliance throughout our business.

•	We regularly report our sustainability progress while continuing to evaluate and improve our efforts.

•	We consistently adhere to frameworks to present our key sustainability metrics transparently.

Par Pacific believes a commitment to sustainability priorities is positive for all its stakeholders. Par Pacific is committed to reducing greenhouse gas emissions and the risks of climate change as it delivers liquid fuel-based solutions to ensure energy security within the markets in which it operates.

In 2025, under Board oversight led by the Nominating and Corporate Governance Committee, Par Pacific published its sustainability report, which among other disclosures, reports sustainability performance data. This information is published on our website at www.parpacific.com.

Pursuant to its charter, the Nominating and Corporate Governance Committee is primarily responsible for assisting the Board in identifying, evaluating and reviewing social, political and environmental trends and related risks that could affect Par Pacific’s business activities and performance, and considering and making recommendations related to corporate responsibility, contributions, and reputation management. The Committee periodically reviews and discusses with management and makes recommendations to the Board on Par Pacific’s compliance with its policies, programs and practices regarding health, safety and environmental protection and Par Pacific’s strategy and performance in assessing and responding to climate-related risks and opportunities.

We recognize that our responsible stewardship impacts every employee, every contractor, and every member of the communities where we operate. We embrace that responsibility. We promote a culture of continual safety improvement with a keen eye for evaluating and managing risk, and monitor our programs, policies, and procedures to achieve these objectives. We are assessing and will continue to evaluate long-term initiatives. To achieve this objective through our continued focus on sustainability principles, we believe we are well-positioned to generate sustainable performance and growth.

BOARD OVERSIGHT OF CYBERSECURITY AND INFORMATION TECHNOLOGY (“IT”)

The Board recognizes that cybersecurity and information technology are critical to the Company’s operational resilience, regulatory compliance, and long-term strategy. As part of its oversight of enterprise risk management, the Board actively oversees cybersecurity and IT risks, including risks related to data protection, system availability, third-party service providers, and evolving cyber threats.

The Board has delegated primary oversight of cybersecurity and information technology matters to the newly formed Cybersecurity and Information Technology Committee, which receives regular reports from management and reports its findings to the full Board. These reports address, among other matters, the Company’s cybersecurity risk assessment process, incident response and business continuity planning, results of cybersecurity testing and audits, and ongoing investments in information technology infrastructure.

Management is responsible for the day-to-day management of cybersecurity and IT risks. The Company’s Chief Information Officer provides periodic briefings to the Board. These briefings include updates on the cybersecurity threat environment, the effectiveness of the Company’s security controls, employee training and awareness programs, and any material cybersecurity incidents and remediation actions.

Additionally, at least once quarterly, the Company’s Chief Information Officer and the leaders of our internal audit team provide a report to the Audit Committee on (i) certain IT risks and performance metrics; (ii) Par Pacific’s information security management and improvement efforts; (iii) anticipated future IT projects; and (iv) Par Pacific’s governance and assessments related to IT and related internal controls. The chair of the Audit Committee provides a summary report on these matters to the full Board. Periodically, the Board also receives reports on such matters directly.

COMMUNICATING WITH OUR BOARD OF DIRECTORS

Stockholders and other parties interested in communicating directly with the non-employee members of our Board may do so by writing to: Corporate Secretary, c/o Par Pacific Holdings, Inc., 825 Town and Country Lane, Suite 1500, Houston, Texas 77024. The Board maintains a process for handling letters received by Par Pacific and addressed to non-employee members of the Board. Under that process, our Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is threatening or illegal, uses profane language or is similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. All members of the Board attended our 2025 annual meeting of stockholders.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

During 2025, our Board held seven meetings. All directors attended at least 75% of the total meetings of the Board and the committees on which they served. The Board has adopted committee charters and Corporate Governance Guidelines that, among other matters, describe the responsibilities and certain qualifications of our directors. Our committee charters, Corporate Governance Guidelines, and Code of Business Conduct are available on our website at www.parpacific.com. Copies may also be obtained by writing to our Corporate Secretary at our principal executive offices. There were six standing committees of the Board during 2025: the Audit Committee, the Compensation Committee, the Cybersecurity and Information Technology Committee, the Executive Committee, the Nominating and Corporate Governance Committee, and the Operations and Technology Committee. Committee membership and the functions of those committees are described below. In accordance with applicable SEC rules and regulations and NYSE listing standards, all of the directors who serve on the Audit, Compensation or Nominating and Corporate Governance Committees have been determined by the Board, in its business judgment, to be “independent” from the Company and its management.

The chart below identifies directors who were members of each committee at the end of 2025, the number of meetings held by each committee during the year, the chairs of each committee and the Audit Committee financial experts.

Name	Audit	Compensation	Cybersecurity and Information Technology	Executive	Nominating and Corporate Governance	Operations and Technology
Robert Silberman				C
Curtis Anastasio	C, FE		X
Timothy Clossey			X			C
Philip Davidson			C		X	X
Katherine Hatcher		C			X
Patricia Martinez					C	X
William Monteleone				X
William Pate				X
Eric Yeaman	X, FE	X
Aaron Zell	X, FE	X			X
2025 Meetings	Five	Six	Four	None	Four	Four

C = Committee Chair

FE = Financial Expert

X = Committee Member

Audit Committee. The current members of the Audit Committee are Curtis Anastasio (Chairman), Eric Yeaman, and Aaron Zell, and the committee met five times during 2025. Our Board has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC, and that Messrs. Anastasio, Yeaman, and Zell are audit committee financial experts under the rules of the SEC. The committee operates under a written charter adopted by our Board. The committee assists the Board in overseeing (i) the integrity of Par Pacific’s financial statements, (ii) Par Pacific’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of Par Pacific’s internal auditors (or other personnel responsible for the internal audit function) and Par Pacific’s independent auditor. In so doing, it is the responsibility of the committee to maintain free and open communication between the directors, the independent registered public accounting firm and the financial management of Par Pacific. The committee has the sole authority to select, evaluate, appoint or replace the independent registered public accounting firm and has the sole authority to approve all audit engagement fees and terms. The committee pre-approves all permitted non-auditing services to be provided by the independent auditors; discusses with management and the independent auditors our financial statements and any disclosures and SEC filings relating thereto; reviews the integrity of our financial reporting process; establishes policies for the hiring of employees or former employees of the independent registered public accounting firm; and investigates any matters pertaining to the integrity of management.

Compensation Committee. The current members of the Compensation Committee are Katherine Hatcher (Chairman), Eric Yeaman, and Aaron Zell, and the committee met six times during 2025. Our Board has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. Each of the members of the committee is considered to be a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The committee operates under a written charter under which the committee, among other things, has the following authority: (i) to review and approve Par Pacific’s goals relating to the chief executive officer’s compensation, evaluate the chief executive officer’s performance under those goals and set the chief executive officer’s compensation; (ii) to evaluate, review and approve the compensation structure and process for our other officers and the officers of our subsidiaries; (iii) to evaluate, review and recommend to our Board any changes to, or additional, stock-based and other incentive compensation plans;

(iv) to engage independent advisors to assist the members of the committee in carrying out their duties; and (v) to recommend inclusion of the Compensation Discussion and Analysis in this proxy statement or our Annual Report on Form 10-K, as applicable.

Compensation Committee Interlocks and Insider Participation

Katherine Hatcher, Patricia Martinez, Eric Yeaman, and Aaron Zell served on the Compensation Committee in 2025. No member of the committee has served as one of our officers or employees at any time. None of our executive officers serve, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more of its executive officers serving on our Board or Compensation Committee.

Cybersecurity and Information Technology Committee. The current members of the Cybersecurity and Information Technology Committee are Philip Davidson (Chairman), Curtis Anastasio, and Timothy Clossey. The committee met four times during 2025. The Committee is responsible for reviewing reports from management regarding the Company’s cybersecurity posture and information technology strategy; overseeing the planning, execution, and implementation of significant IT and cybersecurity initiatives; assessing key technology-related risks and controls; and monitoring the Company’s compliance with applicable cybersecurity, data protection, and information security laws, regulations, and standards.

Executive Committee. The current members of the Executive Committee are Robert Silberman (Chairman), William Pate and William Monteleone. The committee did not meet during 2025. The committee operates under a written charter adopted by the Board. The committee is responsible for exercising the powers and duties of the Board between Board meetings and while the Board is not in session, and implementing the policy decisions of the Board, but does not have the authority to approve certain actions on behalf of the Board, including (i) filling vacancies or changing membership of the Board or any of its committees, (ii) changing the size of the Board or any of its committees, (iii) electing or removing elected officers or directors or changing their compensation, (iv) amending our certificate of incorporation or bylaws, (v) adopting an agreement providing for the merger or consolidation of Par Pacific or recommending to the stockholders the sale, lease or exchange of all or substantially all of Par Pacific’s property and assets, (vi) recommending to the stockholders a dissolution of Par Pacific or a revocation of a dissolution, (vii) declaring a dividend, authorizing the issuance of stock (except pursuant to specific authorization by the Board), (viii) those matters which are expressly delegated to another committee of the Board, or (ix) matters which, under the General Corporation Law of the State of Delaware, our certificate of incorporation or our bylaws cannot be delegated by the Board to a committee of the Board.

Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are Patricia Martinez (Chairman), Philip Davidson, and Katherine Hatcher. The committee met four times during 2025. Our Board has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. The committee operates under a written charter adopted by the Board. The committee is responsible for determining the qualifications, skills and other expertise required to be a director, identifying and recommending qualified candidates to the Board for nomination as members of the Board, and recommending to the Board the corporate governance principles applicable to Par Pacific, including environmental, safety and health principles. The committee also leads the Board in its annual self-evaluations and recommends nominees to serve on each committee of the Board. The committee, among other things, has the authority to evaluate candidates for the position of director, retain and terminate any search firm used to identify director candidates and review and reassess the adequacy of our corporate governance procedures. Additionally, the committee identifies, evaluates and reviews sustainability trends and related risks that could affect the Company’s business activities.

Operations and Technology Committee. The current members of the Operations and Technology Committee are Timothy Clossey (Chairman), Philip Davidson, and Patricia Martinez. The committee met four times during 2025. The Committee operates under a written charter adopted by the Board. The Committee is responsible for evaluating reports from management regarding and overseeing Company operations and technology initiatives, evaluating and overseeing key project execution and implementation, and monitoring the Company’s compliance with environmental, health and safety rules and regulations.

Director Nominations Process. In identifying candidates for positions on the Board, the Nominating and Corporate Governance Committee generally relies on suggestions and recommendations from members of the Board, management and stockholders. We did not use any search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates.

The committee does not set specific minimum qualifications for director positions. Instead, the committee believes that nominations for election or re-election to the Board should be based primarily on a particular candidate’s good business judgment. The committee also evaluates their merits for serving on the Board and considers the Board’s needs after taking into account the current composition of the Board. When evaluating candidates annually for nomination for election, the committee considers an individual’s skills, diversity, independence from us, experience in areas that address the needs of the Board, and ability to devote adequate time to Board duties. In this regard, consideration is given to the Board’s overall need at such time for particular skills, experience, and attributes complementary to other Board members. The committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender and national origin as part of its overall annual evaluation of director nominees for election or re-election. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and the Company are identified and, unless such individuals are well known to the Board, they are interviewed and further evaluated by the committee. Candidates selected by the committee are then recommended to the full Board. After the Board approves a candidate, the Chair of the committee extends an invitation to the candidate to join the Board.

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. We do not have a formal policy concerning stockholder nominations of individuals to stand for election to the Board, other than the provisions contained in our bylaws. Since our emergence from bankruptcy and except as previously provided by a stockholders agreement to which we were a party and which was terminated as of April 7, 2015, we have not received any recommendations from stockholders requesting that the Board consider a candidate for inclusion among the slate of nominees in any year, and therefore we believe that no formal policy, in addition to the provisions contained in our bylaws, concerning stockholder recommendations is needed.

Our bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that in the event that public disclosure of the date of the meeting is first made less than 100 days prior to the date of the meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such public disclosure of the date of the meeting was made. To be in proper written form, a stockholder’s notice regarding nominations of persons for election to the Board must set forth (a) as to each proposed nominee, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by the nominee and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Board Tenure. The Board does not impose tenure limits on its directors. Given the complexity and breadth of our business and its long-term investment horizons, the Board considers longevity of service and experience of great value.

All Par Pacific directors stand for election each year at the annual meeting. Directors cannot stand for election after they have reached age 80, unless the Board makes an exception on a case-by-case basis. Employee directors are expected to resign from the Board when they are no longer employed by the Company unless the Board determines that continued Board service for an additional period is in the best interest of the Company and its stockholders.

2025 Compensation of Directors. Our employee directors are not separately compensated for their service as directors. During 2025, our non-employee directors (other than our Chairman of the Board) received an annual cash retainer of $90,000 and an annual common stock retainer of $100,000, provided that the non-employee directors may elect, at their option, to increase the stock component of the retainer with a corresponding reduction in the cash component of the retainer. Our Chairman has a compensation target of $300,000 in 2025, with $140,000 in cash and $160,000 in common stock. The cash component of the retainer is paid quarterly, and the stock component is paid quarterly at the beginning of the period to which the compensation relates in grants of restricted stock or restricted stock units with a one-year vesting schedule from the date of grant.

In addition, the Chairman of the Audit Committee received an additional annual retainer of $20,000 and the members of the Audit Committee (other than the Chairman) received an annual retainer of $7,500. The Chairman of the Compensation Committee received an annual retainer of $15,000 and the Chairman of the Operations and Technology Committee received an annual retainer of $15,000. The Chairman of the Nominating and Corporate Governance Committee received an annual retainer of $15,000. The Chairman of the Cybersecurity and Information Technology Committee received an annual retainer of $15,000, prorated for 2025. The Chairman of the Executive Committee received an annual retainer of $15,000. Members of the board of Laramie Energy receive an annual retainer of $50,000 for service to that board on behalf of the Company. Laramie Energy does not separately compensate these individuals for their board service. In each case, members of the Board and committees are paid for their service quarterly in cash. There are no fees for the members of any other committee or for attendance at meetings. Non-employee directors are eligible to participate in the Par Pacific Holdings, Inc. Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). See “Executive Compensation - Compensation Discussion and Analysis - Non-Qualified Deferred Compensation Plan” below for a summary of the material terms of the Deferred Compensation Plan.

The following table sets forth a summary of the compensation that we paid to our non-employee directors in 2025:

	Fees Earned or	Restricted Stock or Restricted Stock Unit
Name	Paid in Cash ($)	Awards ($) (1)	Total ($) (2)
Robert Silberman (3)	$208,750	$160,000	$368,750
Melvyn Klein (4)	$38,750	$91,074	$129,824
Curtis Anastasio	$110,000	$100,000	$210,000
Timothy Clossey	$105,000	$100,000	$205,000
Philip Davidson	$97,500	$100,000	$197,500
Katherine Hatcher	$105,000	$100,000	$205,000
Patricia Martinez	$97,500	$100,000	$197,500
William Pate (3) (5)	$2,228,737	$100,000	$2,328,737
Eric Yeaman	$97,500	$100,000	$197,500
Aaron Zell	$97,500	$100,000	$197,500

(1)

These amounts reflect the aggregate grant date fair value, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC 718), of awards pursuant to the Par Pacific Holdings, Inc. Second Amended and Restated 2012 Long-Term Incentive Plan (the “2012 Long Term Incentive Plan”). Assumptions used in the calculation of these amounts are included in “Note 20- Stockholders’ Equity” to our audited financial statements for the fiscal year ended December 31, 2025, included in our 2025 Annual Report on Form 10-K filed with the SEC on February 25, 2026. Our non-employee directors elected to receive their stock compensation for Board service in the form of restricted stock or restricted stock units with a one-year vesting period.

(2)

As of December 31, 2025, Messrs. Silberman, Anastasio, Clossey, Davidson, Pate, and Zell had 76,197, 1,843, 2,799, 10,494, 4,955, and 8,642 restricted stock units outstanding, respectively, and the other non-employee directors each had zero restricted stock units outstanding.

(3)	Messrs. Silberman and Pate received $50,000 in compensation for serving on the Laramie Energy board during four quarters of 2025.

(4)

Mr. Klein served on the Board until February 12, 2025. In connection with his departure from Board service, the Company vested 7,142 unvested restricted stock units. The value of the accelerated restricted stock units was calculated based on the grant date closing stock price of each tranche of accelerated restricted stock units times the number of accelerated restricted stock units granted on that day, resulting in a total reported value of $91,074 computed in accordance with FASB ASC Topic 718.

(5)

On August 12, 2025, Mr. Pate exercised a non-qualified stock option to purchase 150,000 shares of common stock at an exercise price of $21.44 per share granted to Mr. Pate on October 12, 2015, and expiring on October 11, 2025, and a non-qualified stock option to purchase 100,346 shares of common stock at an exercise price of $17.34 per share granted to Mr. Pate on February 27, 2018, and expiring on February 26, 2026. In connection with this transaction, the Company made a cash payment to Mr. Pate in an amount of $2,088,736.80 for the Company to repurchase the shares of common stock underlying the stock options.

2026 Compensation of Directors. In October 2025, as part of its obligation to review director compensation under its charter, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant, to examine the amount and composition of annual director compensation, taking into account the form and amount of annual cash and equity compensation as compared to our customized peer group in 2025 and our compensation philosophy and objectives. The Compensation Committee determined not to change annual director compensation as a result of its review.

VOTE REQUIRED
The ten nominees for election as directors at the annual meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. As a result, broker non-votes and abstentions will not be counted in determining which nominees received the largest number of votes cast. You may vote “FOR” all nominees, “WITHHOLD AUTHORITY FOR” all nominees or withhold your vote for any one or more of the nominees.

BOARD RECOMMENDATION
Our Board recommends a vote “FOR” all ten nominees to the Board.

VOTE “FOR”

Proposal

Two

GENERAL

The Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2026. Deloitte & Touche has served as our independent registered public accounting firm since December 6, 2013. We are asking the stockholders to ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Deloitte & Touche was appointed by the Audit Committee in accordance with its charter.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in Par Pacific’s and our stockholders’ best interests.

The Audit Committee has approved all services provided by Deloitte & Touche. Representatives of Deloitte & Touche plan to attend the annual meeting and are expected to be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

AUDIT FEES

The following table sets forth the fees incurred by us in fiscal years 2025 and 2024 for services performed by Deloitte & Touche LLP:

	2025	2024
Audit Fees(1)	$2,976,994	$2,675,000
Audit Related Fees(2)	—	$—
Tax Fees(3)	—	$—
All Other Fees(4)	4,103	4,103
Total Fees	$2,981,097	$2,679,103

(1)

Audit fees are fees paid to Deloitte & Touche LLP for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)

Audit related fees are fees paid to Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported above under “Audit Fees.”

(3)

Tax fees are fees paid for tax compliance (including filing state and federal tax returns), tax advice and tax planning. Tax fees do not include fees for services rendered in connection with the audit of Par Pacific’s financial statements.

(4)	Other fees paid to Deloitte & Touche LLP for the fiscal years ended December 31, 2025, and December 31, 2024, relate to fees for a subscription to an accounting research tool.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may our independent registered public accounting firm be engaged to provide any other non-audit service unless it is determined that the engagement provides a business benefit resulting from its inherent knowledge of us while not impairing its independence. Our Audit Committee must pre-approve permissible non-audit services. During each of the fiscal years 2025 and 2024, our Audit Committee approved 100% of the non-audit services provided to us by our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee assists our Board in overseeing (i) the integrity of Par Pacific’s financial statements, (ii) Par Pacific’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of Par Pacific’s internal auditors (or other personnel responsible for the internal audit function) and Par Pacific’s independent registered public accounting firm. In so doing, it is the responsibility of the committee to maintain free and open communication between the directors, the independent registered public accounting firm and the financial management of Par Pacific. The committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Par Pacific. The independent registered public accounting firm reports directly to the committee.

Management is responsible for the preparation, presentation, and integrity of Par Pacific’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Par Pacific’s system of internal control over financial reporting. Par Pacific’s independent auditor, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent auditor is also responsible for expressing an opinion on the effectiveness of Par Pacific’s internal control over financial reporting. The committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of Par Pacific’s independent auditor.

The committee has met with our independent auditor and discussed the overall scope and plans for their audit. The committee met with the independent auditor, with and without management present, to discuss the independent auditor’s opinion about the effectiveness of Par Pacific’s internal control over financial reporting. The committee also discussed with the independent auditor matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of Par Pacific’s consolidated financial statements and the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

Our independent auditor also provided to the committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the committee concerning independence, and the committee discussed with the independent auditor its independence. When considering Deloitte & Touche’s independence, the committee considered the non-audit services provided to Par Pacific by the independent auditor and concluded that such services are compatible with maintaining the auditor’s independence.

The committee has reviewed and discussed Par Pacific’s audited consolidated financial statements for the fiscal year ended December 31, 2025, with management and Deloitte & Touche. Based on the committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent auditors, and subject to the limitations on the committee’s role and responsibilities referred to above and in the Audit Committee Charter, the committee recommended to our Board that Par Pacific’s audited consolidated financial statements for the fiscal year ended December 31, 2025, be included in Par Pacific’s Annual Report on Form 10-K as filed with the SEC.

AUDIT COMMITTEE

Curtis Anastasio, Chairman

Eric Yeaman

Aaron Zell

VOTE REQUIRED

The approval of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, requires the affirmative vote of the holders of a majority of the shares present at the meeting or represented by proxy and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on this proposal. For the approval of the ratification of the appointment of Deloitte & Touche LLP, you may vote “FOR” or “AGAINST” or abstain from voting.

BOARD RECOMMENDATION

The Board recommends that you vote “FOR” the ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

VOTE “FOR”

Proposal

Three

GENERAL

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC, the Company is providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation programs of our named executive officers (sometimes referred to as “say on pay”), as disclosed in this proxy statement.

This vote is non-binding. The Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

At our annual meeting of stockholders held in May 2023, approximately 99% of the votes cast on the advisory vote to approve the compensation of our named executive officers were voted in favor of the proposal. The Compensation Committee believes that this affirmed our stockholders’ support for the Company’s approach to executive compensation and, therefore, we have not implemented any changes to our executive compensation program as a direct result of this prior advisory vote.

As described in detail under “Executive Compensation - Compensation Discussion and Analysis” below, the objective of compensation arrangements with our named executive officers is to provide competitive compensation packages that attract, retain, motivate and reward highly qualified and competent executives. The compensation structure for named executive officers was designed to ensure that a significant portion of compensation opportunities are “at risk” and directly related to performance metrics reflecting alignment with stockholder value creation, while also rewarding operating performance and financial performance. At the same time, these incentives incorporate structural limits to prevent excessive leverage and risk-taking.

We believe that our executive compensation program reflects our performance and aligns the pay of our executive officers, including our named executive officers, with the long-term interests of our stockholders. Accordingly, our compensation programs are designed to attract, retain, motivate and reward highly qualified and competent executives. To do this we offer a compensation package that recognizes individual and Company performance. Elements of this compensation package include base salary, annual cash incentives, long-term equity incentives, and long-term performance equity incentives, including certain equity incentives linked directly to the Company’s financial performance. Our compensation package is meant to provide incentives and maximize stockholder value by (i) emphasizing equity-based compensation to more closely align the interests of executives with those of our stockholders, and (ii) structuring certain annual incentive compensation to be contingent upon the achievement of performance measures.

We have adopted this compensation philosophy because we believe that it is critical for our continued success and the achievement of our short-term and long-term goals and because we believe it helps our executives maximize stockholder value. Due to, among other things, the Company’s excellent financial results in 2025, the Company’s named executive officers received cash bonuses between 125% and 212% of their targets.

VOTE REQUIRED

The approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will not affect the outcome of the vote on this proposal. For the approval of the advisory vote on the compensation of our named executive officers, you may vote “FOR” or “AGAINST” or abstain from voting.

In deciding how to vote on this proposal, we urge our stockholders to read the section entitled “Executive Compensation - Compensation Discussion and Analysis” in this proxy statement, which describes in more detail our compensation objectives and elements of our executive compensation program, as well as the “Summary Compensation Table For Fiscal Years Ended December 31, 2025, 2024 and 2023” and other related compensation tables and narrative disclosures, which provide detailed information on the compensation of our named executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. However, we value the opinions expressed by our stockholders and the Board and the Compensation Committee will take the results of the vote into account in future compensation decisions.

Accordingly, you may vote on the following resolution at the meeting:

“Resolved, that the Company’s stockholders approve, on an advisory basis, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the proxy statement relating to the Company’s 2026 annual meeting.”

BOARD RECOMMENDATION

The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation,” the accompanying compensation tables and the related narrative disclosure.

VOTE “FOR”

Proposal

Four

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the Securities and Exchange Commission, the Company is providing stockholders with the opportunity to cast an advisory vote on whether future advisory votes on the Company’s executive compensation should be held every one, two or three years.

The Board believes that a frequency of every “1 year” for future advisory votes on the Company’s executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to the section titled “Communicating with our Board of Directors” in this proxy statement for information about communicating with the Board.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation.

Although this advisory vote on the frequency of the “say on pay” vote is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

VOTE REQUIRED

The alternative “1 Year,” “2 Years,” or “3 Years” receiving the greatest number of votes cast by the stockholders, a plurality, will be the stockholders’ non-binding choice as to the frequency of the occurrence of future advisory votes on the Company’s executive compensation. As a result, broker non-votes and abstentions will not be counted in determining which alternative received the largest number of votes cast. For the advisory vote on the frequency of the “say on pay” vote, you may choose between “1 Year,” “2 Years,” or “3 Years” or abstain from voting.

BOARD RECOMMENDATION

The Board unanimously recommends that you vote for the option of every “1 Year” for future advisory votes on the Company’s executive compensation.

VOTE “1 YEAR”

Proposal

Five

APPROVAL OF THE PAR PACIFIC HOLDINGS, INC. 2026 LONG-TERM INCENTIVE PLAN

In 2021, our stockholders approved the First Amendment to the Second Amended and Restated Par Pacific Holdings, Inc. 2012 Long-Term Incentive Plan (Second Amendment and Restatement Effective as of February 27, 2018) (the “2012 LTIP”). The 2012 LTIP provides for a variety of equity-based awards, including restricted stock, stock options, restricted stock units, and other stock-based awards. In March 2026, the Board, based upon the recommendation of the Compensation Committee (the “Committee”), approved and adopted the Par Pacific Holdings, Inc. 2026 Long-Term Incentive Plan (the “LTIP”), subject to the approval of our stockholders on April 30, 2026 (the “2026 LTIP Effective Date.”) The Board determined to freeze the 2012 LTIP as of the 2026 LTIP Effective Date; however, a total of 849,557 shares remaining under the 2012 LTIP will be available for issuance under the 2026 LTIP.

THE 2026 LTIP AND ITS PURPOSE

The 2026 LTIP authorizes 3,000,000 new shares of our common stock to be available for issuance with respect to awards under the 2026 LTIP. A copy of the 2026 LTIP is attached hereto as Appendix A.

The 2026 LTIP is intended to promote the long-term success of the Company for the benefit of our stockholders through stock-based compensation by aligning the personal interest of participants in the 2026 LTIP with those of our stockholders. The 2026 LTIP is designed to allow participants to participate financially in the Company’s future, as well as enabling us to attract and retain talented individuals.

The Committee and the Board believe that the 2026 LTIP is a key aspect of our compensation strategy. By entering into the 2026 LTIP, the Company will have the flexibility needed to keep pace with our competitors and to effectively recruit, motivate and retain the caliber of employees and directors essential for our success, particularly in connection with our acquisition strategy. While we are cognizant of the potential dilutive effect of compensatory share awards, we also recognize the significant motivational, retention and performance benefits that are achieved from making awards under the 2026 LTIP.

If approved by the Company’s stockholders, the maximum number of shares of our common stock that will be available for issuance under the 2026 LTIP will be 3,849,557, which includes 849,557 shares available for issuance under the 2012 LTIP as of March 4, 2026. Any awards granted pursuant to the 2012 LTIP that remain unvested as of the 2026 LTIP Effective Date shall be issued pursuant to the 2012 LTIP upon vesting. As of the 2026 LTIP Effective Date, the 2012 LTIP shall be frozen and no new awards shall be granted thereunder.

If the 2026 LTIP is approved, new shares may be issued under the 2026 LTIP beginning on the 2026 LTIP Effective Date. If the 2026 LTIP is not approved, the expiration date of the 2012 LTIP will remain the same, which is February 27, 2028. If our stockholders do not approve the 2026 LTIP, the 2012 LTIP will remain in full force and effect with approximately 849,557 shares available for grant. Depending on the Company’s stock price at the time of grant, the 2012 LTIP may have an expected life of less than one year.

SHARE INFORMATION ON EQUITY COMPENSATION PLANS AS OF MARCH 4, 2026

The following table provides information regarding our outstanding equity awards and shares available for future awards under the Company’s existing equity compensation plans as of March 4, 2026 (except as otherwise noted):

Approval Status	Category	Number	Percentage of Outstanding Shares
	Outstanding Par Pacific shares	49,470,764	100%
Previously approved by stockholders	Outstanding options and unvested RSUs, and PSUs under 2012 LTIP(1)	1,720,833	3.5%
Previously approved by stockholders	Remaining share authorization under 2012 LTIP(2)	849,557	1.7%
Requesting stockholder approval	New 2026 LTIP shares	3,000,000	6.1%

(1)	PSUs vest between 0% and 200%, depending on aggregate Adjusted EBITDA and Par Pacific total stock return compared to the Company’s compensation peer group.

(2)

The remaining share authorization under the 2012 LTIP represents shares available for future issuance and excludes shares underlying outstanding stock options and unvested RSUs and PSUs. For purposes of determining shares remaining available, PSUs are calculated at the maximum payout level of 200%.

HIGHLIGHTS OF THE 2026 LTIP

The 2026 LTIP includes several provisions that we believe promote best practices by reinforcing the alignment of equity compensation arrangements for nonemployee directors, officers, and employees and stockholders’ interests. These provisions include, but are not limited to, the following:

No Discounted Awards. Awards that have an exercise price cannot be granted with an exercise price less than the fair market value on the grant date.

No Liberal Share Recycling. Shares withheld for taxes or not issued upon settlement of an award, including shares withheld to pay an award’s purchase price, are not added back to the share reserve.

No Repricing Without Stockholder Approval. We cannot, without stockholder approval, reduce the exercise price of a stock option or stock appreciation right, except for adjustments in connection with changes in the Company’s capital structure, and at any time when the exercise price of an award is above the market value of our common stock, we cannot, without stockholder approval, cancel and re-grant or exchange such award for cash, other awards or a new award at a lower exercise price.

No Evergreen Provision. There is no evergreen feature under which the shares of common stock authorized for issuance under the 2026 LTIP can be automatically replenished.

No Automatic Grants. The 2026 LTIP does not provide for “reload” or other automatic grants to recipients.

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Committee or with respect to nonstatutory stock options, as permitted by the Committee in the award subject to the limitations in Rule 701 of the Securities Act to permitted transferees.

No Tax Gross-Ups. The 2026 LTIP does not provide for any tax gross-ups.

No liberal change in control definition. The change in control definition contained in the 2026 LTIP is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

“Double-trigger” change in control vesting. If awards granted under the 2026 LTIP are assumed by a successor in connection with a change in control of the Company, such awards will not automatically vest and pay out solely as a result of the change in control.

Limitation on amendments. No amendments to the 2026 LTIP may be made without stockholder approval if any such amendment would increase the number of shares reserved under the 2026 LTIP, change the class of persons eligible for Incentive Stock Options, diminish the prohibitions on repricing stock options or stock appreciation rights, extend the term of the 2026 LTIP or otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the principal exchange on which the Company’s shares are traded.

Administered by an independent committee. The 2026 LTIP will be administered by the Committee, which is comprised entirely of independent directors.

Clawbacks. Awards based on the satisfaction of financial metrics that are subsequently reversed, due to a financial statement restatement or reclassification, are subject to forfeiture.

Shares Subject to the 2026 LTIP

If the 2026 LTIP is approved by our stockholders, 3,000,000 new shares of common stock will be registered for issuance. Additionally, the 849,557 shares remaining under the 2012 LTIP will be authorized for issuance under the 2026 LTIP. To the extent that an award made under the 2026 LTIP terminates or is canceled prior to the vesting of the award, or if the award is forfeited, the shares subject to the award may be used again with respect to new awards granted under the 2026 LTIP, except that shares withheld for taxes or with respect to Awards otherwise settled in a manner in which all or some of the shares covered by an Award are not issued to a participant will not again be available for issuance under the 2026 LTIP.

Administration

The 2026 LTIP will be administered by the Committee. The Committee has the full authority, subject to the terms of the 2026 LTIP, to establish, amend, suspend, or waive such restrictions and conditions as it shall deem appropriate for the proper administration of the 2026 LTIP, to designate participants under the 2026 LTIP, to determine the number of shares subject to awards, to determine the type or types of awards to be granted to a participant, and to determine the terms and conditions of any award. The Committee may, however, authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee, or delegate to an officer the authority to make certain decisions under the 2026 LTIP. We intend to register shares of common stock authorized by the 2026 LTIP and reserved for issuance under the 2026 LTIP on Form S-8 upon approval of the 2026 LTIP by our stockholders.

Eligibility

All employees, consultants, and directors of the Company and its affiliates who perform services for us are eligible to receive awards under the 2026 LTIP. However, individuals who are not employees on the grant date, including non-employee directors and consultants, may receive only nonstatutory stock options, restricted stock, other stock-based awards, or cash awards under the 2026 LTIP. The Committee has sole discretion to determine which eligible individuals will receive awards and the type, amount, and terms of those awards. Although all eligible individuals may participate in the 2026 LTIP, not every type of award may be granted to every category of participant.

Term of the 2026 LTIP

The term of the 2026 LTIP will expire on the earlier of (1) the date it is terminated by our Board; (2) the date all shares available for issuance under the 2026 LTIP have been issued and all restrictions on such shares under the 2026 LTIP have lapsed; and (3) April 30, 2036.

Limitations on Awards Granted to Recipient

No director of the Company, except the chairman and the vice chairman of the Board, may be granted awards with an aggregate grant date value more than $750,000 in any calendar year. Such limitation does not apply to any cash retainer fees, including cash retainer fees converted into equity awards at the election of the Director.

Awards

The 2026 LTIP is broad-based and flexible, providing for awards to be made in the form of (a) restricted stock and restricted stock units, (b) incentive stock options, which are intended to qualify under Section 422 of the Tax Code, (c) non-qualified stock options, which are not intended to qualify under Section 422 of the Tax Code, (d) stock appreciation rights, (e) performance awards, (f) other stock-based awards that relate to or serve a similar function to the awards described above, (g) cash awards or (h) dividends or dividend equivalents. Awards may be made on a standalone, combination or tandem basis. Additional information about some of the awards is set forth below.

Restricted Stock and Restricted Stock Units

Awards of Restricted Common Stock Awards and Restricted Stock Units. Awards of restricted common stock are shares of common stock awarded to the recipient, all or a portion of which are subject to a restriction period set by the Committee during which restriction period the recipient shall not be permitted to sell, transfer or pledge the restricted common stock. Restricted stock units are notional accounts that are valued solely by reference to shares of common stock, subject to a restriction period set by the Committee and payable in common stock, cash or a combination thereof. The restriction period for both restricted stock and restricted stock units may be based on period of service, performance of the recipient or the Company, subsidiary, division or department for which the recipient is employed or such other factors as the Committee may determine.

Rights as a Stockholder. Unless otherwise provided in the award agreement, a recipient of restricted stock will possess all the rights of a holder of common stock of the Company, including the right to vote and receive dividends, subject to forfeiture. The recipient of restricted stock units shall not have any of the rights of a stockholder of the Company; the Committee shall be entitled to specify with respect to any restricted stock unit award that upon the payment of a dividend by the Company, the Company will hold in escrow an amount in cash equal to the dividend that would have been paid on the restricted stock units had they been converted into the same number of shares of common stock and held by the recipient on that date. Upon adjustment and vesting of the restricted stock unit, any cash payment due with respect to such dividends shall be made to the recipient.

Termination of Employment Relationship. Generally, upon termination of employment relationship for any reason during the restricted period, the recipient will forfeit the right to the shares of restricted common stock to the extent that the applicable restrictions have not lapsed at the time of such termination.

Common Stock Options

Types. Common stock options may be granted under the 2026 LTIP to directors or consultants in the form of nonqualified stock options and to employees in the form of incentive stock options or nonqualified stock options.

Exercise Price. The per share exercise price for shares underlying common stock options will be determined by the Committee, provided that the exercise price must be at least equal to 100% of the fair market value per share of common stock on the date of grant. In the case of an incentive stock option granted to an employee who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company, the per share exercise price must be at least equal to 110% of the fair market value per share of common stock on the date of grant.

Term of Option; Vesting. The term during which a common stock option may be exercised will be determined by the Committee, provided that no common stock option will be exercisable more than ten (10) years from the date of grant. In the case of an incentive stock option granted to an employee who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the term of such common stock option may not be more than five (5) years. The Committee has full authority, subject to the terms of the 2026 LTIP, to determine the vesting period or limitation or waiting period with respect to any common stock option granted to a participant or the shares purchased upon exercise of such option. In addition, the Committee may, for any reason, accelerate the exercisability of any common stock option.

Other Awards

Stock Appreciation Rights. The Committee may grant to an employee or a director a right to receive the excess of the fair market value of shares of the Company’s common stock on the date the stock appreciation right is exercised over the fair market value of such shares on the date the stock appreciation right was granted. Such spread may, in the sole discretion of the Committee, be paid in cash or common stock or a combination of both.

Performance Awards. The Committee may grant performance awards to employees based on the performance of a recipient over a specified period. Such performance awards may be awarded contingent upon future performance of the Company or its affiliates or subsidiaries during that period. A performance award may be in the form of common stock (or cash in an amount equal to the fair market value thereof) or the right to receive an amount equal to the appreciation, if any, in the fair market value of common stock over a specified period. Performance awards may be paid, in the Committee’s discretion, in cash or stock or some combination thereof. Each performance award will have a maximum value established by the Committee at the time the award is made. Unless otherwise provided in an award or by the Committee, performance awards terminate if the recipient does not remain an employee or director of the Company, or its affiliates or subsidiaries, at all times during the applicable performance period.

Other Stock-Based Awards. The Committee may, in its discretion, grant other stock-based awards that are related to or serve a similar function to the awards described above.

Cash Awards. The Committee may, in its discretion, grant a cash award, which is an award to be settled only in cash, pursuant to an award agreement to any participant. The award agreement shall specify the vesting schedule for the cash award. The Committee, in its discretion may condition vesting on the satisfaction of performance goals. The terms of a cash award need not be the same with respect to each participant and need not relate to the fair market value of a share of stock.

Dividend and Dividend Equivalents. Except with respect to dividends on restricted stock, a participant will not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of stock covered by the award unless (and to the extent) otherwise as determined by the Committee and set forth in a separate award agreement. In the award agreement the Committee may provide such terms and conditions for the award of dividends or dividend equivalents as it determines in its discretion. The Committee may also provide in such award agreement that the amounts of any dividends or dividend equivalent will be deemed to have been reinvested in additional shares of common stock. Subject to adjustments for changes in our capital structure, no grant of a dividend or dividend equivalent may be granted with respect to an option or stock appreciation right.

Other Provisions

Withholding Obligations. The Company may take such steps as are considered necessary or appropriate for the withholding of any federal, state, local or foreign taxes of any kind that the Company is required by any law or regulation of any governmental authority to withhold in connection with any award under the 2026 LTIP, including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of shares of common stock to be issued under the 2026 LTIP, until such time as the recipient has paid the Company for any amount the Company is required to withhold with respect to taxes.

ADJUSTMENTS

The Committee will make appropriate adjustments in the event of any stock dividend or extraordinary cash dividend, stock split, reverse stock split, combination, recapitalization, reclassification, or similar change in the capital structure of the Company.

TERMINATION OR AMENDMENT

The Committee may terminate or amend the 2026 LTIP at any time; provided, however, that stockholder approval will be obtained for any amendment to the 2026 LTIP to the extent necessary to comply with any applicable law, regulation or securities exchange rule. No amendment or termination of the 2026 LTIP will adversely affect any then outstanding award without the consent of the affected participant, unless such amendment or termination is required for the qualification of an incentive stock option or is necessary to comply with Tax Code Section 409A.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the making, exercise and vesting of awards under the 2026 LTIP and the subsequent sale of common stock acquired under the 2026 LTIP. The following is a general summary of the federal income tax consequences of awards under the 2026 Plan. This is not a complete description of tax consequences. In particular, this summary does not address the non-U.S., state or local income or other tax consequences, or any federal non-income tax consequences. The tax consequences of awards may vary depending upon the circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Stock Options

There will be no federal income tax consequences to the optionee or to the Company upon the grant of a stock option under the 2026 LTIP. When the optionee exercises a non-statutory stock option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise over the exercise price, and the Company expects that it will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Upon the exercise of an incentive stock option, a participant will not recognize taxable income. If a participant disposes of the shares acquired pursuant to the exercise of an incentive stock option more than two years after the date of grant and more than one year after the transfer of the shares to the participant, such participant will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if a participant disposes of such shares prior to the end of the foregoing required holding periods, all or a portion of the gain is treated as ordinary income and the Company will be generally entitled to deduct such amount.

Stock Appreciation Rights

A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company expects that it will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock

Unless a participant makes an election to accelerate recognition of income to the date of grant under Section 83(b) of the Tax Code, as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Tax Code. If the participant files an election under Section 83(b) of the Tax Code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Tax Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election. To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has made a Section 83(b) election, in which case the dividends will thereafter be taxable to the participant as dividends and will not be deductible by the Company.

Stock Units

A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Stock unit awards are made in the form of restricted stock units. Upon receipt of shares of common stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Tax Code.

Cash-Based Awards

A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Tax Code.

Section 409A

If an award is subject to Section 409A of the Tax Code (which relates to nonqualified deferred compensation awards), and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. All awards that comply with the terms of the 2026 LTIP, however, are intended to be exempt from the application of Section 409A of the Tax Code or meet the requirements of Section 409A in order to avoid such early taxation and penalties.

Section 162(m)

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to a public corporation for compensation over $1,000,000 paid in any taxable year to a company’s “covered employees”, as defined under the Tax Code. The Committee expects that it may authorize compensation of more than $1,000,000 to certain executive officers that will not be deductible under Section 162(m) from time to time when it believes doing so is in the best interests of the Company and its stockholders.

Tax Withholding

The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy the Company’s federal, state and local tax withholding obligations (including employment taxes) imposed by law with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2026 LTIP. The Committee may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by delivery of, or withholding from the award, shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction (or, in the discretion of the Committee, such higher statutory total tax as may be permitted under applicable accounting standards that would not result in an award otherwise classified as an equity award under ASC Topic 718 to be classified as a liability award under ASC Topic 718 as a result of withholding shares of stock having a fair market value in excess of the minimum statutory withholding requirement).

PLAN BENEFITS PURSUANT TO THE 2026 LTIP

The amount of any future benefits that may be received by any one individual or group of individuals pursuant to the 2026 LTIP is not presently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. As evidenced by our reasonable burn rate, particularly in light of our aggressive acquisition strategy, the Committee and the Board have been judicious in granting such awards and have displayed a sensitivity to minimizing the impact of the potential dilution that such awards could have on our stockholders. However, as the 2026 LTIP does not contemplate the amount or timing of specific future equity awards, it is not possible to calculate the amount of subsequent dilution that may ultimately result from such awards.

POTENTIAL DILUTIVE IMPACT OF PLAN

We are committed to effectively managing our employee equity compensation programs while minimizing stockholder dilution. For this reason, in administering our equity compensation program, we consider both our “burn rate” and our “overhang” in evaluating the impact of the program on our stockholders. We define “burn rate” as the number of equity awards granted during the year, divided by the weighted average number of shares of common stock outstanding during the period. The burn rate measures the potential dilutive effect of our equity grants. We define “overhang” as the number of full value awards granted (but not yet vested or issued) and stock options granted (but not yet exercised) divided by the number of shares of common stock outstanding at the end of the period.

Burn Rate Analysis

The Committee approved 3,000,000 available shares of common stock under the 2026 LTIP. Based on the Committee’s analysis this amount is expected to be sufficient to cover awards for at least five years depending on the price of our common stock at the time of actual grants. The Board subsequently approved the 2026 LTIP, subject to approval by our stockholders. In setting the number of shares subject to the 2026 LTIP, the Committee and the Board considered the historical amounts of equity awards the Company has granted in the past three years. Using grants under the 2012 LTIP during the past three years, the Company calculated its three-year average equity share usage (“Burn Rate”) at approximately 1.3% of the weighted average common shares outstanding. We believe that our Burn Rate falls within share usage practices of our compensation peer group; therefore, the Committee believes our historical Burn Rate is reasonable for a Company of our size and in our industry. The Committee intends to manage the Company’s burn rate by continuing to review institutional investor guidelines and market practices, and, in connection therewith, believes 3,000,000 shares of common stock for which stockholder approval is being sought represents an appropriate increase at this time.

Overhang Analysis

In determining the number of shares included in the 2026 LTIP, the Compensation Committee and the Board also considered the total number of shares reserved for issuance under existing awards. Accordingly, outstanding awards and shares currently available for issuance under the 2012 LTIP, consisting of approximately 2.6 million shares of common stock (commonly referred to as the “overhang”), represented approximately 5.4% of our outstanding shares of common stock as of March 4, 2026 on a fully diluted basis. If stockholders approve 3,000,000 shares of common stock under the 2026 LTIP, the total potential overhang will be approximately 11.5%. We believe that our potential overhang falls within overhang levels of our compensation peer group; therefore, the Committee believes our potential overhang is reasonable for a Company of our size and in our industry.

Expected Life of Share Authorization Analysis

In determining the number of shares included in the 2026 LTIP, the Compensation Committee and the Board also considered the expected life of the 2026 LTIP share authorization. If stockholders approve 3,000,000 shares of common stock under the 2026 LTIP, we estimate the expected life of the share authorization to be approximately five years. The expected life was calculated by dividing the sum of (i) the requested number of additional shares of common stock and (ii) the number of shares available for grant under the 2012 LTIP as of March 4, 2026 by our Burn Rate, expressed in terms of shares. We believe the expected life of the requested share authorization of the 2026 LTIP falls within the practices of our compensation peer group; therefore, the Committee believes the expected life of the requested share authorization is reasonable for a Company of our size and in our industry.

CRITERIA RELIED UPON FOR EQUITY AWARD GRANT DECISIONS

In making its decisions regarding equity award grants, the Committee generally considers the scope of the potential grantee’s responsibility at the Company, the relative internal value to the Company of the position, the potential grantee’s experience, past performance, and expected future contributions to the Company, the need to attract or retain the particular potential grantee, and, in the case of executive officers, peer group data provided by the Compensation Committee’s independent consultant. The Compensation Discussion and Analysis (“CD&A”) of this Proxy Statement describes in further detail the criteria and measures used by the Committee in making equity award grant determinations for our named executive officers in 2025. These determinations are in turn submitted by the Committee to the Board for ratification. The Committee and Board intend to continue to use the Company’s equity plan in a manner that effectively attracts, retains, and motivates individuals to achieve long-term value creation in line with the interests of our stockholders.

VOTE REQUIRED

The approval of the 2026 LTIP requires the affirmative vote of the holders of a majority of the shares present at the meeting or represented by proxy and entitled to vote. As a result, abstentions will have the same effect as votes against this proposal. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will not affect the outcome of the vote on this proposal. For this proposal, you may vote “FOR” or “AGAINST” or abstain from voting.

BOARD RECOMMENDATION

The Board recommends that you vote “FOR” the approval of the 2026 LTIP.

VOTE “FOR”

Other

Information

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 4, 2026, of (i) each person who is known by us to own beneficially more than five percent of our outstanding shares of common stock, (ii) each named executive officer, (iii) each of our directors and director nominees and (iv) all of our directors and executive officers as a group.

Beneficial Holders	Amount and Nature of Beneficial Ownership (1)
	Number	Percentage
5% Stockholders:
BlackRock, Inc. (2)	7,517,357	15.2%
The Vanguard Group, Inc. (3)	5,250,873	10.6%
State Street Corporation (4)	3,418,621	6.9%
Directors, Director Nominees, and Named Executive Officers:
Curtis Anastasio (5)	111,501	*
Timothy Clossey (6)	83,979	*
Richard Creamer	58,469	*
Philip Davidson (7)	19,163	*
Shawn Flores	43,382	*
Katherine Hatcher	39,560	*
Jeffrey R. Hollis	19,769	*
Patricia Martinez (8)	11,006	*
William Monteleone (9)	632,916	1.3%
William Pate (10)	505,236	1.0%
Terrill Pitkin	46,725	*
Robert Silberman (11)	137,271	*
Eric Yeaman (12)	7,959	*
Aaron Zell (13)	11,006	*
All directors and executive officers as a group (16 persons)	1,772,187	3.6%

*	Denotes less than 1% beneficially owned.

(1)	Based on 49,470,764 common shares outstanding as of March 4, 2026.

(2)

Information based upon the Schedule 13G/A filed with the SEC on April 30, 2025, by BlackRock, Inc. (“BlackRock”). The address for BlackRock is 50 Hudson Yards, New York, NY 10001. BlackRock has sole voting power with respect to 7,423,493 shares and sole dispositive power with respect to 7,517,357 shares.

(3)

Information based upon the Schedule 13G/A filed with the SEC on November 5, 2025, by The Vanguard Group, Inc. (“Vanguard”). The address for Vanguard is 100 Vanguard Blvd, Malvern, PA 19355. Vanguard has shared voting power with respect to 331,572 shares, sole dispositive power with respect to 4,865,990 shares and shared dispositive power with respect to 384,883 shares.

(4)

Information based upon the Schedule 13G/A filed with the SEC on January 24, 2024, by State Street Corporation (“State Street”). The address for State Street is State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114-2016. State Street has shared voting power with respect to 3,345,773 and shared dispositive power with respect to 3,418,621 shares.

(5)	Includes 1,483 shares issuable pursuant to restricted stock units in the event Mr. Anastasio leaves Board service during the period ending sixty days after March 4, 2026.

(6)	Includes 2,799 shares issuable pursuant to restricted stock units in the event Mr. Clossey leaves Board service during the period ending sixty days after March 4, 2026.

(7)	Includes 10,599 shares issuable pursuant to restricted stock units in the event Mr. Davidson leaves Board service during the period ending sixty days after March 4, 2026.

(8)	Includes 671 shares issuable pursuant to restricted stock units in the event Ms. Martinez leaves Board service during the period ending sixty days after March 4, 2026.

(9)	Includes 175,749 shares issuable upon the exercise of vested options.

(10)	Includes 5,626 shares issuable pursuant to restricted stock units in the event Mr. Pate leaves Board service during the period ending sixty days after March 4, 2026.

(11)	Includes 77,271 shares issuable pursuant to restricted stock units in the event Mr. Silberman leaves Board service during the period ending sixty days after March 4, 2026.

(12)	Includes 671 shares issuable pursuant to restricted stock units in the event Mr. Yeaman leaves Board service during the period ending sixty days after March 4, 2026.

(13)	Includes 9,313 shares issuable pursuant to restricted stock units in the event Mr. Zell leaves Board service during the period ending sixty days after March 4, 2026.

EXECUTIVE OFFICERS

Our executive officers serve at the pleasure of our Board and are subject to annual appointment by the Board at its first meeting following the annual meeting of stockholders. Our executive officers are listed in the following table, and certain information concerning those officers, except for Mr. Monteleone, who is also a member of the Board, follows the table:

Name	Age	Position
William Monteleone	42	Chief Executive Officer and President
Richard Creamer	60	Executive Vice President, Refining and Logistics
Shawn Flores	37	Senior Vice President, Chief Financial Officer
Ivan Guerra	44	Chief Accounting Officer
Jeffrey R. Hollis	43	Senior Vice President, General Counsel and Secretary
Danielle Mattiussi	55	Senior Vice President, Chief Retail Officer
Terrill Pitkin	44	Senior Vice President, Planning & Commercial

Richard Creamer has served as our Executive Vice President of Refining and Logistics since April 2022. Previously he served as Vice President and Refinery Manager for the Par Pacific Kapolei, Hawaii, HF Sinclair El Dorado, Kansas, and Flint Hills Resources Port Arthur, Texas Refineries and Olefin plants. Previous assignments include a strong background in Leadership, Operations, and Engineering through his extensive experience in the Texas Gulf Coast with Flint Hills Resources, Invista, LyondellBasell, and Koch Industries. Mr. Creamer holds a bachelor’s degree in chemical engineering from Texas Tech University.

Shawn Flores has served as our Senior Vice President and Chief Financial Officer since January 2023 and as our Vice President – Finance since 2021. Prior to 2021, Mr. Flores has served in a variety of roles for us since 2014 including Vice President – Strategy and Financial Planning and Director of M&A and Business Development. Mr. Flores holds a master’s degree in finance and a bachelor’s degree in accounting from Texas A&M University.

Ivan Guerra has served as our Vice President and Chief Accounting Officer since March 2018, and as our Corporate Controller since January 2017. Prior to joining Par Pacific, Mr. Guerra served as Global Assistant Controller at Ascend Performance Materials. Previously, Mr. Guerra was a Senior Manager in KPMG Houston’s Audit practice where his clients included public and private clients across various industries. Mr. Guerra holds a bachelor’s degree in accounting from University of Houston. Mr. Guerra is a Certified Public Accountant licensed in the state of Texas and a member of the American Institute of Certified Public Accountants.

Jeffrey R. Hollis has served as our Senior Vice President, General Counsel and Secretary since January 2023 and as our Vice President, General Counsel and Secretary since January 2022. Previously, he served as Associate General Counsel and Assistant Secretary since 2015. Mr. Hollis began his career in the corporate practice group of Baker Botts LLP, where his practice focused on mergers and acquisitions, capital markets transactions, securities regulation, and corporate governance. Mr. Hollis holds a bachelor’s degree in history and a minor in political science from University of California – Los Angeles (UCLA) and a juris doctorate from Vanderbilt University.

Danielle Mattiussi has served as our Senior Vice President & Chief Retail Officer since January 2023. Prior to joining Par Pacific, Ms. Mattiussi served as Vice President of Retail Operations for Maverik. Previously, she served in a variety of marketing, business development, and technology sales and product management roles with Canon USA and Eastman Kodak. Ms. Mattiussi holds a bachelor’s and a master’s degree in accounting, both from DePaul University and an MBA from University of Utah.

Terrill Pitkin has served as our Senior Vice President, Planning & Commercial since May 2023. Prior to that, Mr. Pitkin served as our Vice President of Planning & Optimization since April 2020. Mr. Pitkin joined Par Pacific in November 2014 and has held several commercial and planning leadership roles. Prior to joining Par Pacific, Mr. Pitkin served in a variety of engineering and operations roles at the Marathon Petroleum refinery in Galveston and the BP refinery in Texas City. Mr. Pitkin holds a bachelor’s degree in chemical engineering from Lamar University and an MBA from University of Houston – Clear Lake.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our compensation program, as well as to discuss the compensation earned by our named executive officers for 2025. Our Compensation Committee (the “Committee”) oversees our executive compensation program. The Committee reviews and establishes the compensation for our executive officers and is responsible for administering and awarding grants of equity awards under our existing stock incentive plans.

Our 2025 executive compensation program was designed to align the interests of our executives with those of our stockholders through long-term stock-based awards and cash payouts linked to Company and individual performance.

Named Executive Officers

For 2025, our named executive officers were:

•	William Monteleone, Chief Executive Officer and President;

•	Richard Creamer, Executive Vice President, Refining and Logistics;

•	Shawn Flores, Senior Vice President, Chief Financial Officer;

•	Jeffrey R. Hollis, Senior Vice President, General Counsel and Secretary; and

•	Terrill Pitkin, Senior Vice President, Planning & Commercial.

In this proxy statement, we refer to William Monteleone, Richard Creamer, Shawn Flores, Jeffrey R. Hollis, and Terrill Pitkin as our “Named Executive Officers.”

2025 Key Business Highlights and Compensation Actions

Compensation for 2025 was primarily driven by the Company’s strong financial results. In addition to strong Adjusted EBITDA and solid operational execution, the Company also completed a joint venture for renewable fuel production in Hawaii, completed the largest turnaround in the Company’s history at its Montana refinery, and continued to successfully implement its retail growth strategies, resulting in the highest annual retail segment Adjusted EBITDA in Company history.

During 2025, Par Pacific received small refinery exemptions (“SREs”) from the U.S. Environmental Protection Agency that improved the Company’s Adjusted EBITDA by an aggregate $202.6 million. Because the timing and magnitude of SREs is uncertain, SREs were not included in the Company’s 2025 budget. Management believes it is appropriate for the Company’s employees and management to benefit from the Adjusted EBITDA improvement resulting from the SREs. At the same time, management seeks to preserve pay-for-performance integrity, align management and stockholder incentives, and structure the Annual Incentive Program (“AIP”) to prevent unpredictable factors from outweighing core financial performance. Accordingly, management proposed, and on February 19, 2026, the Company’s Compensation Committee of the Board approved, that with respect to the AIP calculation for 2025 and future years, the financial impact of SREs will be capped at the lesser of (1) the dollar value of the SRE benefit, or (2) twenty five percent (25%) of the Company’s annual Adjusted EBITDA, excluding the SRE benefit. Based on the adjustment described above, the group metric component of the Company’s 2025 AIP was set at 141.7% of target.

We continue to expect that the core elements of our executive compensation program in the future will incentivize the profitable operation of our refining, retail and logistics business segments, support our ongoing acquisition strategy, and encourage the creation of stockholder value. The Committee is also committed to continued enhancements in response to executive compensation trends and regulatory developments. For a reconciliation of Adjusted EBITDA to the measures we believe to be the most directly comparable to those measures under GAAP, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations—Non-GAAP Performance Measures—Adjusted Net Income (Loss) and Adjusted EBITDA” in our Annual Report on Form 10-K for the year ended December 31, 2025.

Our Philosophy on Executive Compensation

Our compensation philosophy is to provide competitive compensation packages aligned with our corporate mission, strategy and values. Our goal is to:

Align leadership incentives with the success of our company.

Align executive compensation with the interest of our stockholders.

Attract, motivate, and retain key executives.

We support a pay-for-performance approach that rewards value creation and fosters a culture of integrity, respect for others, collaborative innovation, and heart. To reinforce these principles, our programs provide competitive, performance-based compensation while discouraging excessive risk taking. Through strong governance and disciplined pay practices, we ensure that our compensation practices drive responsible leadership and align with stockholder expectations.

STOCKHOLDER-FRIENDLY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

The following are highlights of our compensation program, which contains stockholder-friendly features:

What We Do	What We Don’t Do

We pay for performance.	We do not allow hedging or pledging.

We seek advice from an independent compensation consultant.	We do not provide tax reimbursements or gross-up provisions.

We have stock ownership requirements.	We do not maintain supplemental executive benefit plans.

We maintain a Dodd-Frank and NYSE compliant clawback policy.	We do not reprice stock options without stockholder approval.

We seek stockholder input.	We do not provide separate supplemental executive retirement benefits for individual NEOs.

We apply multiple performance metrics aligned with our corporate strategy.	We do not provide excessive perquisites.

We maintain a fully independent compensation committee.	We do not engage in “spring-loading” or “bullet-dodging” in connection with our equity grant practices.

Our compensation philosophy is to provide competitive compensation packages that attract, retain, and motivate talented executives and managers while aligning the interests of management and our stockholders. To this end, our compensation for 2025 reflected the Company’s strong financial and operational performance.

Our compensation programs are generally structured to provide a balanced mix of both cash and equity compensation elements. Going forward, we expect that our overall compensation will involve multiple elements to deliver a total package, including cash and equity compensation components and incentives, to encourage the creation of stockholder value. In addition, the Committee has and will retain discretion to adjust as necessary to balance the overall performance of the Company and the individual performance of our executive officers such that we maintain a “pay-for-performance” philosophy.

The Committee generally applies its compensation philosophy and policies consistently in determining the compensation of each of our senior executive officers, while being mindful of individual differences such as experience, level of responsibility, potential contributions to future growth opportunities and individual performance, as well as the practical implications of arm’s-length negotiations at the time each executive officer is hired or promoted. Greater relative percentages of potential compensation are at risk for the most senior executive officers to reflect their respective areas and levels of responsibility for the Company’s performance. The Committee may review salaries or grant long-term incentive awards at other times during the year because of new appointments or promotions, or for retention or other strategic reasons. The Committee does not time the grants of long-term incentive awards around Par Pacific’s release of undisclosed material information.

Additionally, the Company maintains stock ownership guidelines applicable to its executive officers to further align the interests of management with those of stockholders. Under these guidelines, the Chief Executive Officer is expected to hold shares of common stock with a value equal to at least five times base salary, and the other Named Executive Officers are expected to hold shares of common stock equal to at least three times base salary. Named Executive Officers are expected to satisfy the applicable ownership requirement within five years and, until the guideline is met, are required to retain at least 50% of net shares received upon vesting of equity awards or exercise of stock options. In addition, directors and officers are prohibited from hedging common stock and from pledging common stock as collateral.

Stockholder Engagement

We conduct investor outreach throughout the year involving our independent directors, senior management, and members of our legal, sustainability, and investor relations organizations. This helps management and our Board understand and focus on the issues that matter most to our stockholders, so we can address them effectively. Our compensation philosophy is informed by these discussions. We reviewed the key takeaways from these stockholder meetings, with the goal of continuing to evolve our corporate governance practices.

We engage our stockholders throughout the year.

Winter & Spring • Publish Annual Report and Proxy Statement • Conduct outreach with top investors to discuss items to be considered at the annual meeting • Annual Meeting	Summer • Evaluate proxy season outcomes and trends, corporate governance best practices, and regulatory developments • Publish Sustainability Report	Fall • Conduct outreach with top investors to understand their priorities and solicit feedback • Share investor feedback

In the fall of 2025, as part of our annual outreach program, we reached out to stockholders collectively representing approximately 55% of our total shares outstanding and proxy advisory firms with an invitation to have discussions with their corporate governance teams. Stockholders representing approximately 25% of our total shares outstanding, as well as a proxy advisory firm, accepted our engagement invitation.

Consideration of Say-on-Pay Results

At our annual meeting of stockholders held in May 2023, approximately 99% of the votes cast on the advisory vote to approve the compensation of our Named Executive Officers were voted in favor of the proposal. The Committee believes that this affirmed our stockholders’ support for the Company’s approach to executive compensation and, therefore, we have not implemented any changes to our executive compensation program as a direct result of the advisory vote.

As set forth in the charts below, a significant percentage of the total compensation targets in 2025 for the Chief Executive Officer and the other Named Executive Officers as a group was at risk and subject to the performance of the individual officer and the Company.

The Committee oversees our executive compensation program. Each Committee member is an independent director and a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act. The Committee develops and recommends to the Board the overall compensation package for our Chief Executive Officer and, with the additional assistance of our Chief Executive Officer, for each of our other executive officers. Our Chief Executive Officer does not participate in determining his compensation. Although objective criteria may be used, the Committee retains final discretion in determining the compensation of our executive officers. In general, the Committee makes its final award determinations based on Company performance in the first quarter following the end of each fiscal year.

In implementing and administering the Company’s compensation philosophy, the Committee:

•	Reviews market data to assess the competitiveness of the Company’s compensation policies;

•	Evaluates the Company’s compensation policies compared to its peers and in the context of broader industry surveys;

•	Reviews the Company’s performance against the Company’s plans and budgets and considers the degree of attainment of performance goals and objectives; and

•	Reviews the individual performance of each executive officer.

The Committee makes significant decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations, reviewing final recommendations, and reviewing advice of independent executive compensation and legal advisors before acting. The Committee also holds special meetings as necessary to perform its duties.

Role of the Chief Executive Officer

As part of its review and determination of the Company’s compensation objectives, philosophy, programs and decisions, the Committee works with and receives advice and recommendations from our Chief Executive Officer (other than with respect to his own compensation). The Committee’s charter provides that our Chief Executive Officer may attend meetings at which the compensation of other Named Executive Officers is under consideration. In this capacity, the Chief Executive Officer may take the following actions:

•	Work with the Committee regarding the approval of all general compensation plans and policies, including pension, savings, incentive and equity-based plans;

•	Review and determine the respective corporate and individual goals and objectives for the other Named Executive Officers relevant to their compensation;

•	Provide the Committee with an evaluation of the performance of the other Named Executive Officers considering their respective corporate and individual goals and objectives; and

•	Recommend to the Committee the compensation levels of the other Named Executive Officers.

The Committee considers the recommendations of our Chief Executive Officer, together with the review by its independent compensation consultant, in making independent determinations regarding executive compensation.

Our Chief Executive Officer frequently attends Committee meetings, other than those portions that are held in executive session, but he is not present during voting or deliberations on matters involving his compensation in accordance with the Committee’s charter.

Role of Compensation Committee Consultants

The Committee engaged Meridian as its independent compensation consultant. Meridian advised the Committee in connection with (i) the review of our peer group, (ii) the review and assessment of executive compensation levels and mix, (iii) the review and assessment of executive compensation program design features, and (iv) the review and assessment of the Company’s share usage and related effect on stockholder dilution. In compliance with SEC rules, the Committee has assessed the independence of Meridian and concluded that no conflict of interest exists that would prevent Meridian from independently representing the Committee. Meridian does not currently provide any services to the Company other than the services provided directly to the Committee. Billing by Meridian is provided directly to, and approved for payment by, the Committee.

Benchmarking Executive Compensation

Our philosophy emphasizes “pay for performance” with achievement of competitive objectives driving executive officer pay, while being mindful of individual differences such as tenure and performance, as well as the practical implications of pay being the product of an arm’s-length negotiation at the time an executive officer is hired or promoted. At the Committee’s request, Meridian conducted a competitive review of our executive compensation program and was tasked by the Committee with updating the Company’s peer group for compensation purposes.

Customized Peer Group

As our business profile has evolved over time, the Committee has continued to re-evaluate our peer group composition. The Committee, with the advice of Meridian, reviewed the appropriateness of our existing peer group given the Company’s recent growth, strategy, and competitors for talent. In addition, the Committee considered the following criteria in reviewing and selecting peer companies: (i) revenue, (ii) market capitalization, (iii) sub-industry classification, and (iv) business model. Based on this review, the Committee retained all of the companies included in the prior year peer group except for Casey’s General Stores, Inc., Darling Ingredients Inc., Stepan Company, Tronox Holdings PLC, NuStar Energy, L.P., and Vertex Energy, Inc. NuStar Energy, L.P. was acquired by Sunoco LP in 2024. Sunoco LP continues to remain in our peer group. Vertex Energy, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in 2024.

Our peer group had median annual revenues of approximately $9.2 billion and median market capitalization of approximately $2.7 billion as of December 31, 2025. The following table identifies the peer group companies along with their respective GICS sub-industry classifications:

Company Name	GICS Sub-Industry
Arko Corp.	Materials
Cabot Corporation	Materials
Calumet, Inc.	Oil and Gas Refining and Marketing
CrossAmerica Partners LP	Oil and Gas Storage and Transportation
CVR Energy, Inc.	Construction and Engineering
Delek U.S. Holdings, Inc.	Oil and Gas Refining and Marketing
Global Partners LP	Machinery
Green Plains Inc.	Machinery
H.B. Fuller Company	Specialty Chemicals
HF Sinclair Corporation	Oil and Gas Refining and Marketing
Koppers Holdings Inc.	Machinery
Murphy USA Inc.	Automotive Retail
Parkland Corporation	Oil and Gas Refining and Marketing*
PBF Energy Inc.	Oil and Gas Refining and Marketing
Sunoco LP	Oil and Gas Refining and Marketing
World Kinect Corporation	Oil and Gas Refining and Marketing
Par Pacific Holdings, Inc.	Oil and Gas Refining and Marketing

*	Parkland Corporation was acquired by Sunoco LP in November 2025. The revenue and assets for Parkland Corporation reflect the most recently reported results prior to the acquisition.

The peer group above was used to benchmark 2025 total compensation levels of our senior executive officers and provide a framework for 2026 total compensation decisions and structures.

Our incentive plans provide the Committee with the flexibility to reward outstanding performance significantly above the targeted range described below. Conversely, when performance is below expectations, our plans provide the Committee the flexibility to reduce compensation below the targeted range, and to allow the Committee the discretion to reduce or eliminate certain compensation elements.

OVERVIEW OF COMPENSATION ELEMENTS

The list below summarizes the general elements and characteristics of our executive compensation programs. Detailed narratives of these compensation elements are provided below under “2025 Compensation Structure.”

•

Base salary: Base salary is determined by our compensation philosophy, the position (e.g., skills, duties, responsibilities, etc.), market pay levels and trends, individual performance and prior salary;

•

Annual incentive awards: Variable compensation payable in cash (or at the discretion of the Committee, shares of restricted stock and/or other equity awards) following the fiscal year the pay is earned based upon the Committee’s determination in their discretion of performance; and

•	Long-Term incentive awards: Variable compensation payable in time-vested and/or performance-based shares of restricted stock, restricted stock units and/or stock options.

Determination of 2025 Compensation

In determining the compensation of our Named Executive Officers in 2025, the Committee considered the Company’s operating and financial performance, individual performance, market data, and the following management goals:

•	Meet certain operational targets safely, cleanly and reliably;

•	Maintain company profitability based on certain financial targets;

•	Develop and champion mission and core values among workforce;

•	Montana Refining and Logistics segment financial performance improvement;

•	Innovate and adopt new systems to develop sustainable business practices;

•	Complete joint venture and execute Hawaii RHT project; and

•	Develop and implement retail growth strategies to enhance long-term value.

2025 COMPENSATION STRUCTURE

Base Salary

Base salary provides a secure fixed level of compensation in an amount that recognizes the role and responsibilities of the executive officer, as well as their experience, performance, and contributions. The Committee typically reviews the salaries of our Named Executive Officers annually. The amount of any increase is based primarily on the Named Executive Officer’s performance, the level of his or her responsibilities and the external competitiveness of his or her base salary and overall total compensation. In addition, the Committee may review the salaries of our Named Executive Officers in connection with a promotion or other change in responsibility. The Committee’s review of these factors is subjective, and no fixed value or weight is assigned to any specific factor when making salary decisions.

The base salaries of Messrs. Monteleone, Creamer, Flores, Hollis and Pitkin were increased to $820,000, $520,000, $465,000, $435,000 and $375,000, respectively, from 2024 to 2025.

2025 Annual Incentive Plan

The 2025 annual incentive plan had the following objectives:

•	To incentivize our executive officers to achieve key financial, operational, and individual performance goals;

•	To create and sustain employee ownership in and financial rewards tied to the Company’s success;

•	To create focus on critical success factors and core values; and

•	To innovate and execute successful practices and projects.

2025 Annual Incentive Target Opportunity

Named Executive Officer	Annual Incentive Target Opportunity (% of Base Salary)
William Monteleone	100.0%
Richard Creamer	85.0%
Shawn Flores	85.0%
Jeffrey R. Hollis	70.0%
Terrill Pitkin	65.0%

Based on achieved individual performance, a Named Executive Officer may earn less than or greater than their annual incentive target.

2025 Annual Performance Measures and Achieved Performance

The Compensation Committee approved the following individual and group performance components for the 2025 annual incentive plan (“AIP”). The individual performance component is based on each employee’s individual performance based on the employee’s role and responsibility. The group performance component is based on health, safety, environmental and operational performance (50%); an Adjusted EBITDA component (25%); and a Modified Free Cash Flow component (25%). The Committee selected these performance measures to align pay with the Company’s financial results while also emphasizing safety, environmental, and operational performance.

ANNUAL INCENTIVE PLAN

Annual Incentive Plan Cash Bonus = Annual Base Salary x Target Percentage x Group Metric x Individual Metric

GROUP METRIC

Group Metric Target = Health, Safety, Environmental and Operational Performance (50%) + Adjusted EBITDA (25%) + Modified Free Cash Flow (25%)

2025 Group Metric = Health, Safety, Environmental and Operational Performance (43%) + Adjusted EBITDA (49%) + Modified Free Cash Flow (50%)

INDIVIDUAL METRIC

Individual Metric = Individual Performance Component

The Individual performance component measures each Named Executive Officer’s personal contributions towards satisfaction of our strategic objectives. These strategic objectives were set based upon each Named Executive Officer’s specific job and responsibilities.

Individual targets, individual and group performance and non-equity incentive awards relating to 2025 performance for Named Executive Officers were as follows:

Name	Base Salary ($)	Group Metric (%)	Individual Metric (%)	Annual Incentive Plan Target (% of base salary)	2025 Non-Equity Incentive Award ($)
William Monteleone	$820,000	141.7%	115%	100.0%	$1,336,325
Richard Creamer (1)	$520,000	139.9%	90%	85.0%	$556,468
Shawn Flores	$465,000	141.7%	107.5%	85.0%	$602,117
Jeffrey R. Hollis	$435,000	141.7%	107.5%	70.0%	$463,870
Terrill Pitkin (2)	$375,000	146.7%	110%	65.0%	$393,455

(1)

Mr. Creamer’s Group Metric is based on 30% of the weighted average of the Group performance component for the other Named Executive Officers and 70% of the Group performance component for Refining and Logistics.

(2)	Mr. Pitkin’s Group Metric is based on 30% of the weighted average of the Group performance component for the other Named Executive Officers and 70% of the Group performance component for Commercial.

In February 2026, the Committee confirmed the cash incentive awards for 2025 performance in accordance with the bonus formula above as part of the annual compensation process. These awards were paid in the first quarter of 2026. The Committee retains the discretion to adjust the results for any given year and to increase or decrease the size of any performance-based award or payout. In addition, performance-based awards or payouts are subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with the Policy for the Recovery of Erroneously Awarded Compensation adopted by our Board effective October 24, 2023. See “Policy for the Recovery of Erroneously Awarded Compensation (‘‘Clawback Policy’’)” below.

Components of 2025 Group Metric
Performance Measure (% of Group Metric)	Components (% of Group Performance Measure)	Result
	Refining & Logistics 40%	Strong Performance Target 40% 2025 Result 32% In 2025, the component of group performance based on refining and logistics was 32% out of a maximum of 40%.
	Retail 20%	Excellent Performance Target 20% 2025 Result 19% In 2025, the component of group performance based on retail was 19% out of a maximum of 20%.
Health, Safety, Environmental and Operational Performance(1)	Innovation, IT, Sustainable Business Practices 20%	Strong Performance Target 20% 2025 Result 16% In 2025, the component of group performance based on innovation, IT, sustainable business practices was 16% out of a maximum of 20%.
	Commercial 10%	Excellent Performance Target 10% 2025 Result 10% In 2025, the component of group performance based on commercial was 10% out of a maximum of 10%.
	Renewables 10%	Strong Performance Target 10% 2025 Result 8% In 2025, the component of group performance based on renewables was 8% out of a maximum of 10%.
Financial Performance	Adjusted EBITDA(2) 25%	Exceeded Target Target 25% 2025 Result 49% In 2025, the Adjusted EBITDA component was 49%.
	Modified Free Cash Flow(3) 25%	Exceeded Target Target 25% 2025 Result 50% In 2025, the Modified Free Cash Flow component was 50% of the Group Metric.

(1)

The Group performance component for the Executive Vice President, Refining and Logistics was measured based on 30% of the weighted average of the Group performance component for the other Named Executive Officers and 70% of the Group performance component for Refining and Logistics. The Group performance component for the Senior Vice President, Planning & Commercial was measured based on 30% of the weighted average of the Group performance component for the other Named Executive Officers and 70% of the Group performance component for Commercial. The Group performance component for Commercial was measured based on the Commercial’s group performance.

(2)

For a definition of Adjusted EBITDA, please see “Results of Operations—Non-GAAP Performance Measures—Adjusted Net Income (Loss) and Adjusted EBITDA” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In determining Adjusted EBITDA performance for compensation, the impact of SRE benefits on Adjusted EBITDA is subject to a cap equal to the lesser of (i) the actual SRE benefit received or (ii) 25% of reported Adjusted EBITDA, calculated excluding the SRE benefit. Adjusted EBITDA can range between 0.00% and 200%. Achievement of budgeted Adjusted EBITDA results in an Adjusted EBITDA component of 25% of the Group Metric. This number is adjusted up or down to a maximum of 200% of target based on actual Adjusted EBITDA relative to budget.

(3)

Modified Free Cash Flow is Adjusted EBITDA minus the Company’s cash interest expense, cash taxes, the amount of annual maintenance capital expenditures, and amortized turnaround expenses. The Modified Free Cash Flow component is targeted at 25% of the Group Metric. This component can range between 0.00% and 200% of the 25% target.

The refining and logistics component of group performance was measured based on an average of Hawaii refining group performance, Hawaii logistics group performance, Washington refining and logistics group performance, Wyoming refining group performance, Montana refining group performance, and Wyoming and Montana logistics group performance. The retail component of group performance was measured based on an average of Hawaii retail group performance and Pacific Northwest retail group performance. The innovation, information technology, and sustainable business practices component of group performance is measured against specific Company objectives established by management and approved by the Committee at the beginning of the performance year, reflecting key initiatives. The commercial component of group performance is evaluated based on predefined Company goals established at the beginning of the performance year and aligned with the Company’s strategic priorities. The renewables component of group performance is measured against defined Company objectives established at the beginning of the performance year, reflecting progress on strategic renewable fuel initiatives.

Long-Term Incentive Plan

During 2025, the Committee granted two types of long-term incentive awards to our Named Executive Officers: restricted stock and performance restricted stock units (“PSU”). The Committee determined the size of each equity grant to our Named Executive Officers based on our operating and financial performance, individual performance, and market data.

Restricted Stock

The Committee believes that the grant of time-vested restricted stock encourages retention of our Named Executive Officers and aligns the interests of our Named Executive Officers with the interests of our stockholders in creating incentives for long-term value creation. Beginning in 2023, awards of restricted stock vest ratably over a three-year period. The Committee approved the following grants of restricted stock to our Named Executive Officers in 2025:

Named Executive Officer	Restricted Stock Award ($)	Shares of Common Stock (#)
William Monteleone	$1,124,999	72,023
Richard Creamer	$399,997	25,608
Shawn Flores	$361,244	23,127
Jeffrey R. Hollis	$294,000	18,822
Terrill Pitkin	$279,301	17,881

Performance Restricted Stock Units

In 2025, the Committee approved the grant of PSUs to our Named Executive Officers to align our NEO’s long-term compensation interests with our stockholders’ long-term investment interests by conditioning payout of the awards. These grants are earned based on a payout matrix determined by the Committee that is based on three-year aggregate Adjusted EBITDA as a percentage of budgeted Adjusted EBITDA and TSR as a percentage of the average TSR of a designated peer group. The Committee believes that the grant of PSUs effectively aligns the interests of our Named Executive Officers with the interests of our stockholders because the grants encourage achievement of financial and total stock performance goals that help to create stockholder value. If threshold performance goals are not achieved, none of the target amount of restricted stock units may be issued. If threshold performance goals are exceeded, up to 200% of the targeted amount of restricted stock units may be issued.

Named Executive Officer	PSU Award Value ($) (1)	PSUs Awarded (#) (1)
William Monteleone	$1,124,999	72,023
Richard Creamer	$399,997	25,608
Shawn Flores	$361,244	23,127
Jeffrey R. Hollis	$294,000	18,822
Terrill Pitkin	$279,301	17,881

(1)	The value of the restricted stock units was determined by the Board, upon recommendation of the Compensation Committee, on February 21, 2025, based on the NYSE closing price of our stock on such date.

Performance Period For Outstanding PSUs As of December 31, 2025
2023 PSUs	2024 PSUs	2025 PSUs
January 1, 2023 to December 31, 2025	January 1, 2024 to December 31, 2026	January 1, 2025 to December 31, 2027

PSUs granted in 2024 and 2025 to our NEOs remain outstanding. See the “Grants of Plan-Based Awards in 2025 Table” and “Outstanding Equity Awards at Fiscal Year-End December 31, 2025” tables for additional information about these awards.

The performance criteria applicable to the vesting of the 2023 PSUs are described below.

2023 PSU Peer Group
Calumet Specialty Products Partners, L.P.	Global Partners LP	Parkland Corporation[1]
CVR Energy, Inc.	HF Sinclair Corp	PBF Energy
Delek U.S. Holdings, Inc.	Marathon Petroleum	Vertex Energy, Inc.[2]

(1)	Parkland Corporation was acquired by Sunoco LP in November 2025. Parkland Corporation’s final closing price before being acquired was used in the calculation of the 2025 PSU TSR.

(2)

Vertex Energy, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on September 24, 2024, and emerged as a privately held company on January 21, 2025. Vertex Energy, Inc. remained in the peer group for the calculation of 2023 and 2024 PSU TSR and was replaced by Phillips 66 for calculation of 2025 PSU TSR.

PSU TSR Calculation	Relative TSR
(Ending Stock Price - Beginning Stock Price)[1] + Cumulative Cash Dividends Beginning Stock Price[1]	Par Pacific TSR Average TSR of 2023 PSU Peer Group

(1)	Stock Price calculated as the average of each company’s closing share price for the twenty (20) trading days prior to the beginning and end of each year.

Adjusted EBITDA (% of Budget)
Reported Adjusted EBITDA (2023–2025)[1] Budgeted Adjusted EBITDA (2023–2025)

(1)

For a definition of Adjusted EBITDA, please see “Results of Operations—Non-GAAP Performance Measures—Adjusted Net Income (Loss) and Adjusted EBITDA” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In determining Adjusted EBITDA performance for the 2025 PSU calculation, the impact of SRE benefits on Adjusted EBITDA is subject to a cap equal to the lesser of (i) the dollar value of the SRE benefit, or (ii) 25% of the Company’s annual Adjusted EBITDA, calculated excluding the SRE benefit (such limitation, the “SRE Limitation”).

		Relative TSR
		50%	75%	100%	125%	150%
	200%	180%	190%	200%	200%	200%
	175%	155%	165%	175%	185%	195%
	150%	130%	140%	150%	160%	170%(1)
Adjusted	125%	105%	115%	125%	135%	145%
EBITDA	100%	80%	90%	100%	110%	120%
(% of Budget)[2]	75%	55%	65%	75%	85%	95%
	50%	30%	40%	50%	60%	70%
	25%	5%	15%	25%	35%	45%
	0%	0%	0%	0%	0%	0%

(1)	Payout for performance between percentiles is determined using linear interpolation.

(2)	Adjusted EBITDA reflects the SRE Limitation described above.

On February 19, 2026, the Committee approved the following with respect to the 2023 PSUs:

2023 PSUs	Adjusted EBITDA (% of Budget)[1]	Relative TSR	Payout Percentage (% of Target)
January 1, 2023 – December 31, 2025	137%	158%	157%

(1)	Adjusted EBITDA reflects the SRE Limitation described above.

Each NEO’s 2023 PSU target award was multiplied by the Payout Percentage shown in the table above, resulting in the following:

Name	PSU Award Value ($) (1)	PSUs Awarded (#)	Payout Percentage (%)	Performance- Adjusted PSUs (#)	PARR Closing Share Price on Vesting Date (2)	Payout ($) (2)
William Monteleone	$500,009	18,202	157%	28,577	$42.86	$1,224,810
Richard Creamer	$294,011	10,703	157%	16,804	$42.86	$720,219
Shawn Flores	$230,995	8,409	157%	13,202	$42.86	$565,838
Jeffrey R. Hollis	$227,507	8,282	157%	13,003	$42.86	$557,309
Terrill Pitkin	$—	—	—	—	$42.86	$—

(1)	PSU Award value based on closing price of $27.47 on the grant date of February 16, 2023.

(2)	Performance-Adjusted PSU Award vesting date was February 16, 2026.

CEO Compensation

The Committee believes that the Chief Executive Officer has the most control and responsibility for our overall performance of any officer and, accordingly, it is appropriate that he have the relatively greatest percentage of compensation be at risk and tied to our overall performance to best align his interests with those of our stockholders. Due to his responsibility for our performance as Chief Executive Officer, consistent with the intents and purposes of the compensation structure, the Chief Executive Officer’s restricted stock and PSU compensation is structured to be materially higher than the other named executive officers.

Retirement Benefits

The Company maintains a 401(k) plan under which all full-time employees, including the named executive officers, are eligible to participate. Employee contributions are limited to the maximum amount allowed by the Internal Revenue Code of 1986, as amended (the “Tax Code”).

Employee Stock Purchase Plan

The primary purpose of the ESPP is to assist eligible employees in acquiring a stock ownership interest in the Company. Under the ESPP, eligible employees, including Named Executive Officers, may purchase Company stock at a discount of up to 15% off the fair market value on the purchase date.

Perquisites

The Company does not currently offer perquisites to its Named Executive Officers that are not available to other employees. Certain members of management and other employees periodically make use of a private jet card program for business travel.

Determining Benefit Levels

The Committee reviews benefit levels periodically to ensure that the plans and programs create the desired incentives for our employees, including Named Executive Officers, which are generally competitive with the applicable marketplace, are cost-effective, and support our human capital needs. Benefit levels are not tied to Company, business area or individual performance, or to gains realized upon the exercise of stock options or the sale of restricted stock.

Non-Qualified Deferred Compensation Plan

On February 28, 2017, the Board, upon the recommendation of the Committee, approved the adoption of the Par Pacific Holdings, Inc. Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The effective date of the Deferred Compensation Plan was March 7, 2017. The primary rationale for adopting the Deferred Compensation Plan was to provide an opportunity for individual retirement savings on a tax- and cost-effective basis. No amounts were deferred under the Deferred Compensation Plan in 2025.

The Deferred Compensation Plan is intended to be a non-qualified deferred compensation plan that complies with the provisions of Section 409A of the Tax Code. The Deferred Compensation Plan provides a select group of senior management employees (including our Named Executive Officers) and directors who are not employees of the Company with the opportunity to defer the receipt of certain cash compensation. The obligations of Par Pacific under the Deferred Compensation Plan will be general unsecured obligations of Par Pacific to pay deferred compensation in the future to eligible participants in accordance with the terms of the Deferred Compensation Plan from the general assets of Par Pacific. Each participant may elect to defer under the Deferred Compensation Plan a portion of his or her cash compensation that may otherwise be payable in a calendar year. A participant’s compensation deferrals are credited to the participant’s bookkeeping account maintained under the Deferred Compensation Plan. With certain exceptions, deferred compensation obligations will be paid upon: (1) a fixed payment date, as elected by a participant; (2) a participant’s separation from service with Par Pacific; (3) the date of the participant’s death; or (4) the date on which a change in control occurs, as defined by the Deferred Compensation Plan. Payments under the Deferred Compensation Plan shall be made in the form of a cash lump sum.

SEVERANCE PLAN FOR SENIOR OFFICERS

On February 28, 2017, the Board, upon the recommendation of the Committee, approved the adoption of the Par Pacific Holdings, Inc. Severance Plan for Senior Officers (as amended, the “Severance Plan”). The effective date of the Severance Plan was March 7, 2017, and the Severance Plan was subsequently amended on May 1, 2017, and May 23, 2022. The Severance Plan is designed to allow participating executives (including our Named Executive Officers) to continue to focus their attention on our business operations and strategic plans without undue concern over their own financial situation, particularly during periods when substantial disruptions and distractions might otherwise prevail.

The Severance Plan generally provides certain severance benefits if a participating executive is discharged without cause or the executive submits a resignation for a good reason, as defined in the Severance Plan (each, a “Qualifying Termination”). In the event of a Qualifying Termination and subject to the executive’s execution of a general release of liability against Par Pacific, the Severance Plan provides the following payments and benefits to the executive officer:

•	Payment of one (1) year’s base annual compensation at the time of the executive’s discharge for a Qualifying Termination; and

•	Payment of the average annual cash bonus paid to the executive over the three years prior to the executive’s discharge for a Qualifying Termination.

In addition, in the event of a Qualifying Termination during the 24-month period following a change in control, as defined in the Severance Plan, and subject to the applicable participant’s execution of a general release of liability against Par Pacific, the Severance Plan provides the following payments and benefits to such executive officers instead of the payments set forth above:

•

Payment of twenty-four (24) months of base annual compensation in effect at the time of such executive’s discharge for a Qualifying Termination in the case of the Chief Executive Officer of Par Pacific, or eighteen (18) months of base annual compensation in effect at the time of such executive’s discharge for a Qualifying Termination in the case of any other executive;

•	Payment of the average annual cash bonus paid to the executive over the three years prior to the executive’s discharge for a Qualifying Event; and

•	Accelerated vesting of the executive’s outstanding unvested equity awards.

Potential payments to our Named Executive Officers that relate to severance pay and termination benefits (including upon a change in control) are described in further detail below in the section entitled “Named Executive Officer Compensation - Potential Payments upon Termination or Change in Control.”

COMPENSATION POLICIES

Short-Sale, Derivative and Hedging Trading Restrictions

To avoid any appearance of a conflict of interest and to prevent opportunities for trading in violation of applicable securities laws, the Company’s Insider Trading Policy prohibits our officers, directors and certain other employees from engaging in transactions in which they may profit from short-term speculative swings in the value of the Company’s securities or hedge the economic risk inherent with their ownership of our common stock. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future), “put” and “call” options or other derivative securities and hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, this policy is intended to ensure compliance with all insider trading rules relating to the Company’s securities.

Return and/or Forfeiture of Performance-Based Payments or Awards

As required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any applicable laws, rules or regulations promulgated by the Securities and Exchange Commission from time to time, our Board will, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to an employee, cause the cancellation of long-term incentive awards, and seek reimbursement of any gains realized on the exercise or vesting of long-term incentive awards attributable to such awards, if and to the extent that: (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement; (b) our Board or an appropriate committee determines that the employee engaged in any fraud or misconduct which caused or contributed to the need for the restatement; and (c) the amount of the bonus or incentive compensation that would have been awarded to the employee had the financial results been properly reported would have been lower than the amount actually awarded.

‘‘No Fault’’ Clawback Policy

We have adopted a Clawback Policy to recapture incentive-based compensation awarded to executive officers in the event of restatements of the Company’s financial statements regardless of whether the executive officer contributed to the restatement in accordance with SEC and NYSE requirements. See “Policy for the Recovery of Erroneously Awarded Compensation (‘‘Clawback Policy’’)” below.

Timing of Equity Awards

The Compensation Committee is responsible for granting equity awards to align executive compensation with long-term stockholder interests. The committee follows a structured approach to the timing and pricing of equity grants to ensure consistency and transparency. Equity awards, including stock options, restricted stock, and performance restricted stock units, are typically granted at the first Compensation Committee meeting of the year, subject to approval of the Board. The grant date is the date of this meeting, and the fair market value is based on the closing stock price on that date. In addition to the annual grants, stock awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. Equity awards to newly hired executives are approved by the Compensation Committee at the first regularly scheduled meeting following the executive’s start date. The grant date is the date of this meeting, and the fair market value is based on the closing stock price on the executive’s start date. When an executive is promoted, the Compensation Committee may grant additional equity awards, effective as of the committee’s approval date and the fair market value is based on the closing stock price on such date. The Company does not time or structure equity grants in coordination with the release of material non-public information (MNPI) or for the purpose of affecting the value of executive compensation. To maintain consistency and prevent potential manipulation, the Company prohibits “spring-loading” and “bullet-dodging” in equity grant practices.

Compensation

Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with the Company’s management and based on such review and discussions and such other matters deemed relevant and appropriate by the Committee, the Compensation Committee recommended to the Company’s Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.

COMPENSATION COMMITTEE

Katherine Hatcher (Chair)

Eric Yeaman

Aaron Zell

NARRATIVE DISCLOSURE OF COMPENSATION POLICIES AND PRACTICES AS RELATED TO RISK MANAGEMENT

In accordance with the requirements of Regulation S-K, Item 402(s), to the extent that risks may arise from our compensation policies and practices that are reasonably likely to have a material adverse effect on us, we are required to discuss those policies and practices for compensating our employees (including employees that are not named executive officers) as they relate to our risk management practices and the possibility of incentivizing risk-taking. We have determined that the compensation policies and practices established with respect to our employees are not reasonably likely to have a material adverse effect on us and, therefore, no such disclosure is necessary.

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table. The following table sets forth information regarding compensation earned during the last three fiscal years by our Named Executive Officers for the fiscal years ended December 31, 2025, 2024, and 2023.

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS ENDED DECEMBER 31, 2025, 2024, AND 2023

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Nonequity incentive plan compensation ($) (2)	All Other Compensation ($) (3) (4)	Total ($)
	2025	$806,731	$—	$2,249,998	$—	$1,336,325	$21,000	$4,414,054
William Monteleone	2024	$662,746	$—	$2,031,781	$6,556,270	$492,750	$71,964	$9,815,511
–President and Chief Executive Officer	2023	$497,692	$—	$1,000,018	$—	$542,400	$19,800	$2,059,910
Richard Creamer	2025	$516,154	$—	$799,994	$—	$556,468	$21,000	$1,893,616
– Executive Vice President,	2024	$488,462	$—	$660,074	$—	$295,951	$20,700	$1,467,774
Refining and Logistics	2023	$436,154	$—	$588,023	$—	$600,000	$19,815	$1,643,992
Shawn Flores	2025	$457,308	$—	$722,488	$—	$602,117	$21,000	$1,802,913
– Senior Vice President,	2024	$420,192	$—	$500,039	$—	$237,341	$20,700	$1,178,272
Chief Financial Officer	2023	$387,423	$—	$461,990	$—	$400,000	$21,556	$1,270,969
Jeffrey R. Hollis	2025	$432,115	$—	$588,000	$—	$463,870	$21,000	$1,504,985
– Senior Vice President,	2024	$414,231	$—	$390,040	$—	$193,158	$14,185	$1,011,614
General Counsel, and Secretary	2023	$374,490	$—	$455,014	$—	$400,000	$13,520	$1,243,024
Terrill Pitkin	2025	$370,192	$—	$558,602	$—	$393,455	$21,000	$1,343,249
– Senior Vice President, Commercial & Planning[5]	2024	$346,154	$—	$438,981	$—	$145,488	$20,700	$953,852

(1)

The amounts shown represent the aggregate grant date fair value for stock, option, and PSU awards granted to the Named Executive Officers pursuant to the 2012 Long-Term Incentive Plan computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in “Note 20 - Stockholders’ Equity” to our audited financial statements for the fiscal year ended December 31, 2025, included in our 2025 Annual Report on Form 10-K filed with the SEC on February 25, 2026.

(2)	The Non-Equity Incentive compensation reported in this column was earned in fiscal years 2025, 2024, and 2023 and paid in fiscal years 2026, 2025, and 2024, respectively.

(3)	All Other Compensation for Messrs. Monteleone, Creamer, Flores, Hollis, and Pitkin includes the Company’s matching contribution to such individual’s 401(k) plan in the amount of $21,000.

(4)

In connection with a new PSU philosophy, which was updated to reflect and revise performance metrics following the acquisition of the Billings refinery and associated assets, 11,133 of Mr. Monteleone’s 2022 performance stock units were fully vested on February 23, 2024 at a value of $52,964.

(5)	Mr. Pitkin became a named executive officer for the first time during 2024.

Pay Versus Performance

In accordance with Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between compensation of our Chief Executive Officer or principal executive officer (“PEO”) and Named Executive Officers (“NEOs”) and certain financial performance measures of the Company for the fiscal years ended on December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022, and December 31, 2021. For further information on the Company’s pay-for-performance philosophy and how executive compensation aligns with the Company’s performance, refer to the “Executive Compensation - Compensation Discussion and Analysis” section of this proxy statement.

					Value of Initial Fixed
Year	Summary Com-pensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Stockholder Return	Peer Group Total Stockholder Return	Net Income (000’s)	Modified Free Cash Flow per Share (Non-GAAP
	(1)(2)	(1)(2)	(1)(3)	(1)(3)	(4)	(4)	(5)	(6)
William Monteleone
2025	$4,414,054	$13,810,289	$1,636,191	$2,901,231	$251.36	$178.58	$367,088	$7.98
2024	$9,815,511	$3,140,696	$1,152,878	$487,368	$117.24	$183.32	$(33,322)	$0.63
William Pate (Former CEO)
2024	$13,568,175	$15,595,901
2023	$4,333,805	$10,918,980	$1,646,261	$2,393,628	$260.16	$205.89	$728,642	$9.21
2022	$5,058,869	$9,484,571	$1,171,608	$1,165,709	$166.31	$173.41	$364,189	$8.70
2021	$3,542,686	$4,403,028	$1,151,037	$1,358,857	$117.95	$130.58	$(81,297)	$0.38

(1)	NEOs included in these columns reflect the following:

Year	PEO	Non-PEO NEOs
2025	Mr. Monteleone	Messrs. Creamer, Flores, Hollis, and Pitkin
2024	Mr. Pate and Mr. Monteleone*	Messrs. Creamer, Flores, Hollis, and Pitkin
2023	Mr. Pate	Messrs. Monteleone, Creamer, Flores, Hollis, and Yates
2021 – 2022	Mr. Pate	Messrs. Monteleone, Creamer, and Yates, and Joseph Israel, J. Matthew Vaughn, and Eric Wright

*	Two individuals served as PEO during 2024. Mr. Pate served as PEO until his retirement as Chief Executive Officer effective April 30, 2024.

Mr. Monteleone served as PEO upon his appointment as President and Chief Executive Officer effective April 30, 2024.

(2)	Amounts reflect the total compensation for our PEOs, as reported in the Summary Compensation Table for each applicable year.

(3)

Amounts reflect the total compensation for our NEO, as reported in the Summary Compensation Table for each applicable year. The Average of other non-CEO NEOs for all years reflects average Summary Compensation Table Total Pay for NEOs not serving as CEO at any time during the year.

Summary Compensation Table Total for PEO

		Less:	Add:	Add:	Add:	Less:
				Year over
			Fair Value	Year Change	Year over
			of Equity	in Fair Value	Year Change	Fair Value of
	Summary	Grant Date	Awards	of Equity	in Fair Value	Equity Awards
	Compensa-	Fair Value	granted in	Awards	of Unvested	Failing to	Compensa-
	tion Table	of Equity	the Fiscal	Vested in the	Equity Awards	Meet Vesting	tion Actually
Year	total for PEO	Awards*	Year**	Fiscal Year***	Vested**	Conditions****	Paid for PEO
William Monteleone (President and Chief Executive Officer
2025	$4,414,054	$2,249,998	$5,061,776	$(34,463)	$6,618,920	$—	$13,810,289
2024	$9,815,511	$8,588,051	$3,459,403	$235,350	$(1,781,517)	$—	$3,140,696
William Pate (Former CEO)
2024	$13,568,175	$49,991	$38,238	$2,039,479	$—	$—	$15,595,901
2023	$4,333,805	$1,837,523	$2,432,789	$790,193	$5,199,716	$—	$10,918,980
2022	$5,058,869	$3,302,299	$6,263,376	$(240,972)	$1,705,597	$—	$9,484,571
2021	$3,542,686	$2,385,201	$2,429,860	$346,696	$468,987	$—	$4,403,028

Summary Compensation Table Total for NEOs (other than PEO)

		Less:	Add:	Add:	Add:	Less:
				Year over
	Summary		Fair Value	Year Change	Year over
	Compensa-		of Equity	in Fair Value	Year Change	Fair Value of	Compensa-
	tion Table	Grant Date	Awards	of Equity	in Fair Value	Equity Awards	tion Actually
	total for	Fair Value	granted in	Awards	of Unvested	Failing to	Paid for NEOs
	NEOs (other	of Equity	the Fiscal	Vested in the	Equity Awards	Meet Vesting	(other than
Year	than PEO)	Awards*	Year**	Fiscal Year***	Vested**	Conditions****	PEO)
2025	$1,636,191	$667,271	$1,501,146	$9,201	$421,964	$—	$2,901,231
2024	$1,152,878	$497,284	$208,505	$4,128	$(380,859)	$—	$487,368
2023	$1,646,261	$597,006	$663,287	$279,365	$401,721	$—	$2,393,628
2022	$1,171,608	$357,281	$413,789	$(96,042)	$209,655	$176,020	$1,165,709
2021	$1,151,037	$647,449	$630,706	$107,416	$138,472	$21,326	$1,358,857

*	Sum of Stock Awards and Option Awards from Summary Compensation Table.

**	Fair value calculated as of the year end.

***	Fair value calculated as of the vesting date.

****	Fair value at the end of the prior year.

(4)

The Company’s Total Stockholder Return (“TSR”) and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The Peer Group used to determine the Company’s Peer Group TSR for each applicable fiscal year is our peer group as disclosed in this proxy statement. See the “Customized Peer Group” section of this proxy statement for an explanation of the change to the Company’s Peer Group. The following table sets forth information regarding the Company’s current Peer Group TSR and the Company’s prior Peer Group TSR for the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021.

	Prior Peer Group TSR	Current Peer Group TSR
2025	$157.56	$178.58
2024	$133.15	$183.32
2023	$156.83	$205.89
2022	$143.93	$173.41
2021	$123.77	$130.58

(5)	Amounts reflect the Company’s net income as reported in our audited financial statements for the applicable year.

(6)

While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, Modified Free Cash Flow per share is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link the compensation actually paid to NEOs to Company performance.

Discussion and Analysis

In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between information presented in the Pay versus Performance Table.

(1)	Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Cumulative TSR of Company and the Peer Group

The following graph illustrates the trend in “compensation actually paid” over the five years compared to our TSR performance, as well TSR relative to our peer group. This illustrates that compensation moved in alignment with our TSR performance from 2022 to 2023 and in 2025 for the PEO and average NEOs. Our change in TSR performance was greater than our peer group’s change in TSR performance from 2024 to 2025.

Compensation Actually Paid vs. TSR Performance

(2)	Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Net Income (Loss)

The graph below illustrates the trend in “compensation actually paid” over the five years to our GAAP Net Income (Loss). This illustrates that from 2021 to 2025 compensation moved in alignment with net income, increasing as net income increased and decreasing as net income decreased.

Compensation Actually Paid vs. Net Income (Loss)

(3)	Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Non-GAAP Modified Free Cash Flow per Share

The graph below illustrates the trend in “compensation actually paid” over the five years to our Modified Free Cash Flow per share (non-GAAP). The definition of Modified Free Cash Flow set forth above in this proxy statement is divided by the number of Company common shares outstanding during the applicable period to determine Modified Free Cash Flow per share. This illustrates that from 2021 to 2023 and in 2025 compensation increased and moved in alignment with Modified Free Cash Flow per share as it increased and average NEO 2024 compensation decreased and moved in alignment with Modified Free Cash Flow per share as it decreased in 2024.

Compensation Actually Paid vs. Modified FCF Per Share (non-GAAP)

Performance Measures for Determining Executive Compensation

As also required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, below is a list of the performance measures that are considered the most important by the Company in determining executive compensation for the 2025 performance year. The performance measures included in this table are not ranked by relative importance.

Most Important 2025 Performance Measures for Determining Executive Compensation
Financial Measures
Modified Free Cash Flow per Share (non-GAAP)
Adjusted EBITDA (non-GAAP)
Non-Financial Measures
Safety
Throughput
Core Values
Other Strategic and Growth Initiatives

Grants of Plan-Based Awards in 2025 Table. The following table sets forth certain information with respect to possible payouts to the Named Executive Officers under our Annual Incentive Plan and each grant of an award made to the Named Executive Officers in 2025 under the 2012 Long-Term Incentive Plan:

	Estimated Possible Payments Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/ share)	Grant Date Fair Value of Stock and Option Awards (3)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
William Monteleone	n/a	$—	$820,000	$1,845,000	$—	$—	$—	—	—	$—	$—
	02/21/2025 (4)	$—	$—	$—	$—	$—	$—	72,023	—	$—	$1,124,999
	02/21/2025	$—	$—	$—	$—	$1,124,999	$2,249,998	—	—	$—	$—
Richard Creamer	n/a	$—	$442,000	$994,500	$—	$—	$—	—	—	$—	$—
	02/21/2025 (4)	$—	$—	$—	$—	$—	$—	25,608	—	$—	$399,997
	02/21/2025	$—	$—	$—	$—	$399,997	$799,994	—	—	$—	$—
Shawn Flores	n/a	$—	$395,250	$889,313	$—	$—	$—	—	—	$—	$—
	02/21/2025 (4)	$—	$—	$—	$—	$—	$—	23,127	—	$—	$361,244
	02/21/2025	$—	$—	$—	$—	$361,244	$722,488	—	—	$—	$—
Jeffrey R. Hollis	n/a	$—	$304,500	$685,125	$—	$—	$—	—	—	$—	$—
	02/21/2025 (4)	$—	$—	$—	$—	$—	$—	18,822	—	$—	$294,000
	02/21/2025	$—	$—	$—	$—	$294,000	$588,000	—	—	$—	$—
Terrill Pitkin	n/a	$—	$243,750	$548,438	$—	$—	$—	—	—	$—	$—
	02/21/2025 (4)	$—	$—	$—	$—	$—	$—	17,881	—	$—	$279,301
	02/21/2025	$—	$—	$—	$—	$279,301	$558,602	—	—	$—	$—

(1)	Amounts represent possible payouts under our Annual Incentive Plan.

(2)	Award cliff vests at the end of three years at levels between 0% to 200% based on certain financial and total stock performance goals.

(3)

The amounts shown represent the aggregate grant date fair value for stock and option awards granted to the Named Executive Officers pursuant to the 2012 Long-Term Incentive Plan computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in “Note 20 - Stockholders’ Equity” to our audited financial statements for the fiscal year ended December 31, 2025, included in our 2025 Annual Report on Form 10-K filed with the SEC on February 25, 2026.

(4)

Represents the number of shares of restricted stock granted in 2025 to the Named Executive Officers pursuant to the 2012 Long-Term Incentive Plan. Awards of restricted stock vest ratably over a three-year period.

Narrative Disclosure to Summary Compensation Table. See “Employment Agreements” for the material terms of our employment agreements and arrangements with our Named Executive Officers. See “Compensation Discussion and Analysis” for an explanation of the amount of salary and bonus in proportion to total compensation. See the footnotes to the Summary Compensation Table and the Grant of Plan-Based Awards in 2025 Table for narrative disclosure with respect to those tables.

Outstanding Equity Awards at Fiscal Year-End Table. The following table sets forth certain information with respect to option and stock awards held by each Named Executive Officer as of December 31, 2025. The table does not include information regarding any equity-based awards related to 2025 performance that were granted to the Named Executive Officers in 2026.

Outstanding Equity Awards at Fiscal Year-End December 31, 2025

				Option Awards						Stock Awards
Name	Grant date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (1)
William	2/21/2025	(3)	—	—	—	$—	—	—	$—	72,023	$2,530,888
Monteleone	2/21/2025	(4)	—	—	—	—	—	72,023	$2,530,888	—	$—
	4/30/2024	(2)	—	350,000	—	$30.80	4/30/34	—	$—	—	$—
	2/23/2024	(3)	—	—	—	—	—	—	$—	15,989	$561,853
	2/23/2024	(4)	—	—	—	—	—	23,992	$843,079	—	$—
	2/16/2023	(3)	—	—	—	—	—	—	$—	18,202	$639,618
	2/16/2023	(4)	—	—	—	—	—	6,067	$213,194	—	$—
	2/18/2022	(5)	50,100	16,701	—	$14.91	2/18/30	—	$—	—	$—
	2/18/2022	(4)	—	—	—	—	—	2,784	$97,830	—	$—
	2/19/2021	(5)	60,291	—	—	$16.52	2/19/29	—	$—	—	$—
	2/21/2020	(5)	48,657	—	—	$19.73	2/20/28	—	$—	—	$—
Richard	2/21/2025	(3)	—	—	—	$—	—	—	$—	25,608	$899,865
Creamer	2/21/2025	(4)	—	—	—	$—	—	25,608	$899,865	—	$—
	2/23/2024	(3)	—	—	—	$—	—	—	$—	8,443	$296,687
	2/23/2024	(4)	—	—	—	$—	—	5,629	$197,803	—	$—
	2/16/2023	(3)	—	—	—	$—	—	—	$—	10,703	$376,103
	2/16/2023	(4)	—	—	—	$—	—	3,567	$125,344	—	$—
	4/25/2022	(5)	—	—	—	$—	—	4,296	$150,961	—	$—
Shawn	2/21/2025	(3)	—	—	—	$—	—	—	$—	23,127	$812,683
Flores	2/21/2025	(4)	—	—	—	$—	—	23,127	$812,683	—	$—
	2/23/2024	(3)	—	—	—	$—	—	—	$—	6,396	$224,755
	2/23/2024	(4)	—	—	—	$—	—	4,264	$149,837	—	$—
	2/16/2023	(3)	—	—	—	$—	—	—	$—	8,409	$295,492
	2/16/2023	(4)	—	—	—	$—	—	2,803	$98,497	—	$—
	2/18/2022	(5)	—	—	—	$—	—	1,677	$58,930	—	$—

				Option Awards						Stock Awards
Name	Grant date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (1)
Jeffrey R.	2/21/2025	(3)	—	—	—	$—	—	—	$—	18,822	$661,405
Hollis	2/21/2025	(4)	—	—	—	$—	—	18,822	$661,405	—	$—
	2/23/2024	(3)	—	—	—	$—	—	—	$—	4,989	$175,313
	2/23/2024	(4)	—	—	—	$—	—	3,326	$116,876	—	$—
	2/16/2023	(3)	—	—	—	$—	—	—	$—	8,282	$291,029
	2/16/2023	(4)	—	—	—	$—	—	2,760	$96,986	—	$—
	2/18/2022	(5)	—	—	—	$—	—	1,845	$64,833	—	$—
Terrill Pitkin	2/21/2025	(3)	—	—	—	$—	—	—	$—	17,881	$628,338
	2/21/2025	(4)	—	—	—	$—	—	17,881	$628,338	—	$—
	2/23/2024	(3)	—	—	—	$—	—	—	$—	5,615	$197,311
	2/23/2024	(4)	—	—	—	$—	—	3,743	$131,529	—	$—
	2/16/2023	(4)	—	—	—	$—	—	1,427	$50,145	—	$—
	2/18/2022	(5)	—	—	—	$—	—	1,845	$64,833	—	$—

(1)	Market value based on closing price of $35.14 on December 31, 2025, the last trading day of 2025. The value is stated before payment of applicable taxes.

(2)	Award cliff vests on April 30, 2029. The option terminates immediately prior to the fifth anniversary of the vesting date.

(3)	Award cliff vests at the end of three years at levels between 0% to 200% based on certain financial and total stock performance goals.

(4)	Award has a three-year ratable vesting schedule with one-third of each award vesting each year on the anniversary of the grant.

(5)	Award has a four-year ratable vesting schedule with one-fourth of each award vesting each year on the anniversary of the grant.

Option Exercises and Stock Vested Table. The following table sets forth certain information regarding the exercise of options and the vesting of stock awards by each Named Executive Officer during 2025:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (3)
William Monteleone	99,284	$2,689,938	25,398	$399,387
Richard Creamer	—	$—	10,677	$162,234
Shawn Flores	—	$—	12,019	$255,303
Jeffrey R. Hollis	—	$—	7,384	$116,621
Terrill Pitkin	—	$—	7,036	$110,978

(1)

Represents the gross number of shares received by the named executive officer before deducting any shares withheld from (i) an option’s exercise to pay the exercise price and/or tax obligation, or (ii) the vesting of restricted stock or performance shares to pay the resulting tax obligation.

(2)

The reported value is determined by multiplying (i) the number of option shares, times (ii) the difference between the closing market price of the common stock on the date of exercise and the exercise price of the stock option. The value is stated before payment of applicable taxes.

(3)

The reported value is determined by multiplying number of vested shares by the closing market price of the shares on the vesting date. If the vesting date falls on a non-business day, the reported value is determined using the closing market price of the shares on the last business day before the vesting date. The value is stated before payment of applicable taxes.

Employment Agreements. We have “at will” employment arrangements with the Named Executive Officers employed by the Company as of December 31, 2025. The material terms and conditions of each of the employment arrangements are summarized below.

William Monteleone, President & Chief Executive Officer

On September 25, 2013, we entered into an “at will” employment arrangement with William Monteleone. Under the terms of the letter, Mr. Monteleone was entitled to receive an annual base salary of $350,000 paid in accordance with the Company’s payroll practices. Mr. Monteleone’s annual base salary in 2025 was $820,000. Mr. Monteleone is also eligible to participate in any benefit plans that may be offered from time to time by us to our employees generally and in our 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

Richard Creamer, Executive Vice President, Refining and Logistics

On March 28, 2022, we entered into an “at will” employment arrangement with Richard Creamer. Under the terms of the letter, Mr. Creamer is entitled to receive an annual base salary of $420,000 paid in accordance with the Company’s payroll practices. Mr. Creamer’s annual base salary in 2025 was $520,000. Mr. Creamer is eligible to participate in any benefit plans that may be offered from time to time by us to our employees generally and in our 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

Shawn Flores, Senior Vice President, Chief Financial Officer

On December 13, 2022, we entered into an “at will” employment arrangement with Shawn Flores. Under the terms of the letter, Mr. Flores is entitled to receive an annual base salary of $350,000 paid in accordance with the Company’s payroll practices. Mr. Flores’s annual base salary in 2025 was $465,000. Mr. Flores is eligible to participate in any benefit plans that may be offered from time to time by us to our employees generally and in our 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

Jeffrey R. Hollis, Senior Vice President, General Counsel, and Secretary

On December 15, 2022, we entered into an “at will” employment arrangement with Jeffrey R. Hollis. Mr. Hollis’s annual base salary in 2025 was $435,000. Mr. Hollis is eligible to participate in any benefit plans that may be offered from time to time by us to our employees generally and in our 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

Terrill Pitkin, Senior Vice President, Planning & Commercial

On October 28, 2014, we entered into an “at will” employment arrangement with Terrill Pitkin. Mr. Pitkin’s annual base salary in 2025 was $375,000. Mr. Pitkin is eligible to participate in any benefit plans that may be offered from time to time by us to our employees generally and in our 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

POLICY FOR THE RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION (‘‘CLAWBACK POLICY’’)

On October 24, 2023, our Board adopted a written policy addressing the recoupment of incentive-based compensation from current or former executive officers to ensure compliance with the requirements of the Dodd-Frank Act, Section 10D and Rule 10D-1 of the Exchange Act and the applicable NYSE Rules. Under the Clawback Policy, upon the occurrence of an accounting restatement of the Company’s financial statements, the Compensation Committee shall recover clawback-eligible incentive-based compensation received by certain officers (as defined in Rule 16a-1 of the Exchange Act), subject to limited exceptions. Recoupment will be required regardless of whether or not any of the covered officers engaged in fraud or misconduct or contributed to the restatement. The Company did not have an accounting restatement in 2025.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables further describe the benefits and potential payments upon termination or a change in control for our Named Executive Officers as of December 31, 2025. Certain shares of restricted stock, options and PSUs granted to our Named Executive Officers under the 2012 Long-Term Incentive Plan will automatically vest in their entirety upon certain events such as a change of control or a termination of their employment due to death, disability or without cause. Our Named Executive Officers would be entitled to certain payments under our Severance Plan to the extent such payments are not set forth in their employment arrangement with us in the event of a termination of their employment due to death, disability, a change in control or termination without cause.

Name (1)(2)	Termination For Good Reason ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
William Monteleone President & Chief Executive Officer
Salary continuation	$820,000	$—	$820,000	$546,667	$—	$1,640,000
Average 3-year bonus	$790,492	$—	$790,492	$790,492	$—	$790,492
Restricted Stock (Unvested and Accelerated)	$—	$—	$3,684,991	$3,684,991	$—	$3,684,991
Stock Options (Unvested and Accelerated)	$—	$—	$1,856,861	$1,856,861	$—	$1,856,861
PSUs (Unvested and Accelerated) (3)	$—	$—	$3,732,360	$3,732,360	$—	$3,732,360
Richard Creamer Executive Vice President, Refining and Logistics
Salary continuation	$520,000	$—	$520,000	$346,667	$—	$780,000
Average 3-year bonus	$484,140	$—	$484,140	$484,140	$—	$484,140
Restricted Stock (Unvested and Accelerated)	$—	$—	$1,373,974	$1,373,974	$—	$1,373,974
Stock Options (Unvested and Accelerated)	$—	$—	$—	$—	$—	$—
PSUs (Unvested and Accelerated) (3)	$—	$—	$1,572,656	$1,572,656	$—	$1,572,656
Shawn Flores Senior Vice President, Chief Financial Officer
Salary continuation	$465,000	$—	$465,000	$310,000	$—	$697,500
Average 3-year bonus	$413,153	$—	$413,153	$413,153	$—	$413,153
Restricted Stock (Unvested and Accelerated)	$—	$—	$1,119,947	$1,119,947	$—	$1,119,947
Stock Options (Unvested and Accelerated)	$—	$—	$—	$—	$—	$—
PSUs (Unvested and Accelerated) (3)	$—	$—	$1,332,930	$1,332,930	$—	$1,332,930

Name (1)(2)	Termination For Good Reason ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
Jeffrey R. Hollis Senior Vice President, General Counsel, and Secretary
Salary continuation	$435,000	$—	$435,000	$290,000	$—	$652,500
Average 3-year bonus	$352,343	$—	$352,343	$352,343	$—	$352,343
Restricted Stock (Unvested and Accelerated)	$—	$—	$940,100	$940,100	$—	$940,100
Stock Options (Unvested and Accelerated)	$—	$—	$—	$—	$—	$—
PSUs (Unvested and Accelerated) (3)	$—	$—	$1,127,748	$1,127,748	$—	$1,127,748
Terrill Pitkin Senior Vice President, Planning & Commercial
Salary continuation	$375,000	$—	$375,000	$250,000	$—	$562,500
Average 3-year bonus	$269,472	$—	$269,472	$269,472	$—	$269,472
Restricted Stock (Unvested and Accelerated)	$—	$—	$874,845	$874,845	$—	$874,845
Stock Options (Unvested and Accelerated)	$—	$—	$—	$—	$—	$—
PSUs (Unvested and Accelerated) (3)	$—	$—	$825,649	$825,649	$—	$825,649

(1)

For purposes of this analysis, Par Pacific assumed the effective date of termination is the last business day of 2025 and that the price per share of our common stock on the date of termination is $35.14, the closing price on December 31, 2025, the last trading day of 2025. Values provided are stated before payment of applicable taxes.

(2)	For purposes of valuing the stock options, we assumed the stock options were exercised on December 31, 2025.

(3)	Amounts reflect PSUs issued at 100% of the targeted amount.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information regarding our equity compensation plans as of December 31, 2025:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,215,458	$20.55	1,670,516
Equity compensation plans not approved by security holders	—	$—	—
Total	1,215,458	$20.55	1,670,516

(1)	Includes shares subject to options outstanding under the Company’s Long-Term Incentive Plan.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our median employee (based on annual total compensation of our employees other than Mr. Monteleone) and the annual total compensation of William Monteleone, our Chief Executive Officer. The pay ratio calculated for 2025 by the Company is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure. Due to estimates, assumptions, adjustments, and statistical sampling permitted under the rules, pay ratio disclosures may involve a degree of imprecision and may not be consistent with the methodologies incorporated by other companies. In 2025, Mr. Monteleone’s annual total compensation was $4,414,054 and the annual total compensation of our median employee (other than Mr. Monteleone) was $121,961. As a result, the ratio of our CEO’s 2025 annualized total compensation to that of the median employee was approximately 36:1.

2025 CEO Pay Ratio Methodology

To determine our median employee in 2025, we identified approximately 1,750 employees (other than Mr. Monteleone) who were employed by the Company on December 31, 2025, and received a 2025 Form W-2 from the Company. To identify median employee total compensation and for purposes of determining the compensation paid to the employees under consideration, we used earnings subject to Medicare tax as reported in Box 5, “Medicare wages and tips,” on each employee’s 2025 Form W-2. We did not annualize the compensation of anyone who was employed by us for only part of the year.

The Company determined that this method was the most straightforward, consistent, and administratively efficient way to base this analysis. Par Pacific generally does not employ seasonal or temporary workers; therefore, they did not have a significant impact on our employee population, or the median total compensation calculation and no annualizing adjustments were made by the Company. Par Pacific does not have any employees located in a jurisdiction outside the United States.

Using this methodology, we determined the Company’s “median employee.” Once we made this determination, we then determined the median employee’s annual total compensation in the same manner that we determined the annual total compensation of our named executive officers for purposes of the Summary Compensation Table.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

The Board has adopted and periodically updates the Code of Business Conduct for our employees, executive officers and directors. The Code of Business Conduct provides guidance to the Board and management in areas of ethical business conduct and risk and provides guidance to employees and directors by helping them to recognize and deal with ethical issues including, but not limited to (i) conflicts of interest, (ii) gifts and entertainment, (iii) confidential information, (iv) fair dealing, (v) protection and proper use of company assets, and (vi) legal compliance. We have provided to our directors, officers, employees, customers, and any other member of the public a toll-free compliance helpline and website by which they may report on an anonymous basis any suggestions, recommendations, questions, observations of unethical behavior, or any suspected violations of our Code of Business Conduct. A copy of the Code of Business Conduct may be found on our website at https://www.parpacific.com/code-business-conduct-and-ethics.

Insider Trading Policy

We have adopted an Insider Trading Policy that governs transactions in our securities by the Company’s directors, officers and employees, and the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. The foregoing summary of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy, which is included as Exhibit 19.1 to our Annual Report on Form 10-K filed with the SEC on February 25, 2026.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures with Respect to Related Party Transactions

The Board has recognized that transactions between us and certain related persons present a heightened risk of conflicts of interest. To ensure that we act in the best interests of our stockholders, the Board has delegated the review and approval of related party transactions to the Audit Committee in accordance with our written Audit Committee Charter. After its review, the Audit Committee will only approve or ratify transactions that are fair to us and not inconsistent with the best interests of us and our stockholders. Any director who has an interest in a related party transaction will recuse himself from any consideration of such related party transaction.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2025, our officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports, except that Terrill Pitkin was late in filing one Form 3.

OTHER MATTERS

Our Annual Report to Stockholders on Form 10-K covering the fiscal year ended December 31, 2025, our Quarterly Reports on Form 10-Q and other information, including our Code of Business Conduct, are available on our website (www.parpacific.com) and may also be obtained by calling (832) 916-3392 or writing to the address below:

PAR PACIFIC HOLDINGS, INC.

Investor Relations

825 Town and Country Lane, Suite 1500

Houston, Texas 77024

The persons designated to vote shares covered by our Board proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

Deadline for Receipt of Stockholder Proposals

If you want us to consider including a proposal in our proxy statement for our 2027 annual meeting of stockholders you must deliver a copy of your proposal to Par Pacific’s Secretary at our principal executive offices at 825 Town and Country Lane, Suite 1500, Houston, Texas, 77024 no later than November 20, 2026. If the date of Par Pacific’s 2027 annual meeting of stockholders is more than 30 calendar days before or after the one-year anniversary date of our 2026 annual meeting, the deadline is a reasonable time before we begin to print and send our proxy materials.

If you intend to present a proposal at our 2027 annual meeting of stockholders, including the nomination of persons for election to the Board, but you do not intend to have it included in our 2027 Proxy Statement, you must deliver a copy of your proposal, which must contain certain information specified in our Bylaws, to Par Pacific’s Secretary at our principal executive offices listed above not less than 90 days nor more than 120 days prior to the date of 2027 annual meeting of stockholders, provided that in the event that public disclosure of the date of the meeting is first made less than one hundred days prior to the date of the meeting, your notice must be received not later than the close of business on the tenth day following the day on which such public disclosure of the date of the 2027 annual meeting was made. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as our Board may recommend. In addition to satisfying the requirements of our Bylaws, including the notice deadlines set out above and therein, to comply with the universal proxy rules, if you intend to solicit proxies in support of director nominees, other than the Company’s nominees, you must also comply with the additional requirements of Rule 14a-19 of the Exchange Act.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for stockholder meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Several brokers with account holders who are Par Pacific stockholders will be “householding” our proxy materials. A single set of meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of stockholder meeting materials, please notify your broker or Par Pacific. Direct your written request to Investor Relations at Par Pacific Holdings, Inc., 825 Town and Country Lane, Suite 1500, Houston, Texas 77024; (832) 916-3392. Stockholders who currently receive multiple copies of stockholder meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Sincerely,

Jeffrey R. Hollis

Senior Vice President, General Counsel, and Secretary

March 20, 2026

Appendix A

Par Pacific Holdings, Inc.
2026 Long-term Incentive Plan

PAR PACIFIC HOLDINGS, INC.

2026 LONG-TERM INCENTIVE PLAN

Table of Contents

SECTION 1 ESTABLISHMENT; PURPOSE AND TERM OF PLAN	4
1.1 Establishment	4
1.2 Purpose	4
1.3 Term of Plan	4

SECTION 2 DEFINITIONS AND CONSTRUCTION	4
2.1 Definitions	4
2.2 Construction	11

SECTION 3 ADMINISTRATION	11
3.1 Administration by the Committee	11
3.2 Authority of Officers	11
3.3 Powers of the Committee	11
3.4 Administration with Respect to Insiders	13
3.5 Indemnification	13

SECTION 4 SHARES SUBJECT TO PLAN	13
4.1 Maximum Number of Shares Issuable	13
4.2 Adjustments for Changes in Capital Structure	14

SECTION 5 ELIGIBILITY AND AWARD LIMITATIONS	14
5.1 Persons Eligible for Awards	14
5.2 Award Agreements	15
5.3 Award Grant Restrictions	15
5.4 Fair Market Value Limitations for Incentive Stock Options	15
5.5 Repurchase Rights, Right of First Refusal and Other Restrictions on Stock	16

SECTION 6 TERMS AND CONDITIONS OF OPTIONS	16
6.1 Exercise Price	16
6.2 Exercisability, Vesting and Term of Options	17
6.3 Payment of Exercise Price	17

SECTION 7 RESTRICTED STOCK	18
7.1 Award of Restricted Stock	18
7.2 Restrictions	19
7.3 Delivery of Shares of Common Stock	20

SECTION 8 OTHER AWARDS	20
8.1 Grant of Other Awards.	20
8.2 Terms of Other Awards.	22
8.3 Dividends and Dividend Equivalents.	22

SECTION 9 EFFECT OF TERMINATION OF SERVICE	23
9.1 Exercisability and Award Vesting	23
9.2 Extension if Exercise Prevented by Law	24
9.3 Extension if Participant Subject to Section 16(b)	24

SECTION 10 WITHHOLDING TAXES	24
10.1 Tax Withholding	24
10.2 Share Withholding	24

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PAR PACIFIC HOLDINGS, INC.

2026 LONG-TERM INCENTIVE PLAN

SECTION 1

ESTABLISHMENT; PURPOSE AND TERM OF PLAN

1.1	Establishment

Par Pacific Holdings, Inc. sponsors the Par Pacific Holdings, Inc. 2012 Long-Term Incentive Plan (formerly, the Par Petroleum Corporation 2012 Long-Term Incentive Plan) which was established and adopted by the Board effective as of December 20, 2012 and amended effective as of November 4, 2015; subsequently the plan was amended and restated and adopted by the Board effective as of February 16, 2016; the plan was again amended and restated and adopted by the Board effective as of February 27, 2018 (the “2012 Plan”). In March 2026, the Board approved and adopted the Par Pacific Holdings, Inc. 2026 Long-Term Incentive Plan (the “Plan”), subject to stockholder approval at the Company’s 2026 annual meeting on April 30, 2026. If stockholder approval is obtained, the Plan shall become effective as of April 30, 2026 (the “Effective Date”), and as of the Effective Date the 2012 Plan shall be frozen and no future awards shall be granted thereunder; provided, however, that outstanding awards under the 2012 Plan shall continue in accordance with their terms. If stockholder approval is not obtained, the Plan and any awards granted hereunder shall be null and void and the 2012 Plan shall remain in full force and effect in accordance with its terms.

Outstanding awards under the 2012 Plan shall continue to be governed by the terms of the 2012 Plan and the applicable award agreements.

1.2	Purpose

The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.

1.3	Term of Plan

The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares of Stock under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, on or before the date which is ten (10) years from the Effective Date.

SECTION 2

DEFINITIONS AND CONSTRUCTION

2.1	Definitions

Whenever used herein, the following terms shall have their respective meanings set forth below:

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(a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any Award that is deferred compensation subject to Code Section 409A, for the purposes of applying Code Section 409A to such Award the term Affiliate shall mean all Persons with whom the Participant’s employer would be considered a single employer under Code Section 414(b) or 414(c) as defined and modified in Code Section 409A as determined by the Committee. Notwithstanding the foregoing, with respect to Nonstatutory Stock Options and Stock Appreciation Rights, if necessary for such Awards to be exempt from Code Section 409A, as determined by the Committee, for purposes of grants of such Awards, Affiliate shall only include an entity if the Company’s Stock would constitute “service recipient stock” within the meaning of Code Section 409A.

(b) “Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, Other Stock-Based Award or Cash Award to a Participant under this Plan.

(c) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant and any shares of Stock acquired or cash paid upon the exercise or settlement thereof, in such form as the Committee may approve from time to time.

(d) “Board” means the Board of Directors of the Company.

(e) “Broker-Assisted Cashless Exercise” shall have the meaning set forth in Section 6.3 (a)(ii).

(f) “Cash Award” shall have the meaning set forth in Section 8.1(e).

(g) “Cause” shall mean, unless otherwise specifically defined in a Participant’s Award Agreement or an employment agreement between the Participant and the Company or an Affiliate as in effect on the effective date of the grant of an Award, any of the following: (1) the Participant’s theft or falsification of any Company or Affiliate documents or records or property; (2) the Participant’s improper use or disclosure of the Company’s or an Affiliate’s confidential or proprietary information; (3) any action by the Participant which has a material detrimental effect on the Company’s or an Affiliate’s reputation or business as determined by the Committee; (4) the Participant’s material failure or inability to perform any reasonable assigned and lawful duties after written notice from the Company or Affiliate of, and Participant’s failure or inability to cure within ten (10) business days, such failure or inability; (5) any material breach by the Participant of any employment or service agreement between the Participant and the Company or Affiliate, if applicable, which breach is not cured pursuant to the terms of such agreement, if applicable; or (6) the Participant’s conviction (including any plea of guilty or nolo contendere) of any felony or any criminal violation involving fraud, embezzlement, misappropriation, dishonesty, the misuse or misappropriation of money or other property

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or any other crime which has or would reasonably be expected to have an adverse effect on the business or reputation of the Company or an Affiliate or (7) a material breach by the Participant of the policies and procedures of the Company or an Affiliate.

(h) A “Change in Control” means any of the following events occurring with respect to the Company:

i.    any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) acquires securities of the Company and immediately thereafter is the beneficial owner (except that a Person shall be deemed to be the beneficial owner of all shares of Stock that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty (60)-day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

ii.    during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

iii.    the consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

iv.    the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the

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Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company, in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; provided, however, that a transaction described in this clause (iv) shall not be deemed a Change in Control unless and until such transaction is consummated.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable notices, rulings and regulations promulgated thereunder.

(j) “Committee” means the Board or, if so appointed by the Board, the Compensation Committee of the Board or any other committee duly appointed by the Board to administer the Plan, which such committee may be one or more persons; the Committee shall consist of not less than two directors of the Board who are non-employee directors under the Securities and Exchange Commission Rule 16b-3.

(k) “Company” means Par Pacific Holdings, Inc., a Delaware corporation, or any successor corporation thereto.

(l) “Consultant” means an individual who is a natural person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or its Affiliates, provided that the identity of such person, the nature of such services or the entity to which such services are provided are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities or would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(m) “Director” means a member of the Board or of the board of directors of any of the Company’s Affiliates.

(n) “Disability” means, unless otherwise specifically defined in the Participant’s Award Agreement, (i) in the case where the Participant has a written employment agreement with the Company or any Subsidiary, the definition of “Disability,” the definition for such term set forth in such employment agreement as in effect on the date of the applicable Award grant and (ii) in all other cases, a Participant’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities for a period of ninety (90) days during any twelve-month period as determined by the Company. The Participant agrees to submit to any examination that is necessary for a determination of Disability and agrees to provide any information necessary for a determination of Disability, including any information that is protected by the Health Insurance Portability and Accountability Act.

(o) “Effective Date” shall have the meaning set forth in Section 1.1.

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(p) “Employee” means any person treated as an employee (including a Director who is also treated as an employee) of the Company on the records of the Company or of any of the Company’s Affiliates on the records of such Affiliate and, with respect to any Incentive Stock Option granted to such person, who is an employee of the Company or a parent or a Subsidiary of the Company for purposes of Code Sections 422, 424 and 3401(c); provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company, the Board, the Committee or any court of law or governmental agency subsequently makes a contrary determination.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Expiration Date” shall have the meaning set forth in Section 9.1(a).

(s) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

i.    If, on such date, the Stock is listed or traded on a national or regional securities exchange or market system, constituting the primary market for the Stock, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) on the determination date (or, if no sales occur on such date, on the last preceding date on which such sales of Stock are so reported) as quoted on such exchange and as reported in The Wall Street Journal, pink sheets or such other source as the Committee deems reliable.

ii.    If, on such date, the Stock is not listed or traded on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in its discretion using a reasonable method exercised in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and if it is determined by the Committee to be applicable, in any other manner permitted in accordance with Code Section 409A and the notices, rulings and regulations thereunder, or Code Section 422(b) and the notices, rulings and regulations thereunder, if applicable.

(t) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Code Section 422(b).

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(u) “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(v) “Net Exercise” shall have the meaning set forth in Section 6.3(a)(iii).

(w) “New Shares” shall have the meaning set forth in Section 4.2.

(x) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

(y) “Officer” means any person designated by the Board as an officer of the Company.

(z) “Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan and the applicable Award Agreement. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa) “Other Stock Based Award” means an Award described in Section 8.1(d). (bb) “Participant” means a person who has been granted one or more Awards hereunder.

(cc) “Performance Award” means an Award described in Section 8.1(c).

(dd) “Permitted Transferee” has the meaning provided such term in Section 14. (ee) “Person” means any partnership, corporation, limited liability company, group, trust or other legal entity.

(ff) “Plan” shall have the meaning set forth in Section 1.1.

(gg) “Reprice” means the reduction of the exercise price of an Option or Stock Appreciation Right previously awarded, and, at any time when the exercise price of an Option or Stock Appreciation Right is above the Fair Market Value of a share of Stock, the cancellation and re-grant or the exchange of such outstanding Option or Stock Appreciation Right for either cash or a new Award with a lower (or no) exercise price.

(hh) “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

(ii) “Restricted Stock Unit” means a notional account established pursuant to an Award granted pursuant to Section 8.1(a) that is (i) valued solely by reference to shares of Stock, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in Stock, cash or a combination thereof. The Restricted Stock Unit awarded to the Participant will vest according to time-based or performance-based criteria specified in the Award Agreement.

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(jj) “Restriction Period” means the period of time determined by the Committee and set forth in the Award Agreement during which an Award of Restricted Stock is subject to a restriction that constitutes a “substantial risk of forfeiture” (as defined in Code Section 83) and/or a restriction on the ability of the Participant to transfer the Restricted Stock.

(kk) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(ll) “Securities Act” means the Securities Act of 1933, as amended.

(mm) “Section 409A Plan” shall have the meaning described in Section 25.

(nn) “Service” means a Participant’s employment or service with the Company or any of its Affiliates, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) or a change in the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Company or an Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) shall not be deemed to have terminated if the Participant takes any military leave, temporary illness leave, authorized vacation or other bona fide leave of absence; provided, however, that if any such leave exceeds three (3) months, the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Company is provided by either statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or provided by statute or contract, a leave of absence shall not be treated as Service. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the company for which the Participant performs Service ceasing to be the Company or an Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company). Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination. Notwithstanding the foregoing, with respect to any Award that is subject to Code Section 409A, “separation from service” shall be determined by the Committee under the applicable rules of Code Section 409A.

(oo) “Spread” shall have the meaning set forth in Section 8.1(b).

(pp) “Stock” means the common stock of the Company, par value $0.01 per share, as adjusted from time to time in accordance with Section 4.2.

(qq) “Stock Appreciation Right” means an Award described in Section 8.1(b).

(rr) “Subsidiary” means any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Code Section 424(f).

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(ss) “Ten Percent Owner Participant” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary within the meaning of Code Section 422(b)(6).

(tt) “Term” shall have the meaning described in Section 16.

2.2	Construction

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Words of the masculine gender shall include the feminine and neuter, and vice versa. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. Section headings as used herein are inserted solely for convenience and reference and do not constitute any part of the interpretation or construction of the Plan.

SECTION 3

ADMINISTRATION

3.1	Administration by the Committee

The Plan shall be administered by the Committee. All questions of interpretation of the Plan, construction of its terms, or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2	Authority of Officers

Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3	Powers of the Committee

In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)    to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

(b)    to designate Awards as Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards or Cash Awards, and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)    to determine the Fair Market Value of shares of Stock or other property;

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(d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares of Stock acquired upon the exercise and/or vesting thereof, including, without limitation, (i) the exercise price of an Option or Stock Appreciation Right, (ii) the method of payment for shares purchased upon the exercise and/or vesting of an Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award or such shares, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions, including but not limited to performance goals, of the exercisability of the Award or the vesting of any Award, (v) the time of the expiration of the Award, (vi) the effect of the Participant’s termination of Service with the Company on any of the foregoing, (vii) the provision for electronic delivery of Awards and/or book entry, and (viii) all other terms, conditions and restrictions applicable to the Award not inconsistent with the terms of the Plan;

(e)    to approve forms of Award Agreements;

(f)    to amend, modify, extend, cancel, or renew any Award, or to waive any restrictions or conditions applicable to any Award or any shares of Stock acquired upon the exercise thereof; provided, however, that except as provided in Section 25, no such amendment, modification, extension or cancellation shall adversely affect a Participant’s Award without the Participant’s consent;

(g)    to accelerate, continue, extend or defer the exercisability and/or vesting of any Award, including with respect to the period following a Participant’s termination of Service with the Company;

(h)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

(i)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(j)    notwithstanding the foregoing, except as provided in Section 4.2 and Section 26, the terms of an outstanding Award may not be amended by the Committee, without approval of the Company’s stockholders, to: (i) reduce the exercise price of an outstanding Option or to reduce the exercise price of an outstanding Stock Appreciation Right, (ii) cancel an outstanding Option or outstanding Stock Appreciation Right in exchange for other Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the cancelled Option or the cancelled Stock Appreciation Right, as applicable, or (iii) cancel an outstanding Option with an exercise price that is less than the Fair Market Value of a share of Stock on the date of cancellation or cancel an outstanding Stock Appreciation Right with an exercise price that is less than the Fair Market Value of a share of Stock on the date of cancellation in exchange for cash or another Award.

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3.4	Administration with Respect to Insiders

With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3 and all other applicable laws, including any required blackout periods. At any time the Company is required to comply with Securities Regulation BTR, all transactions under this Plan respecting the Company’s securities shall comply with Securities Regulation BTR and the Company’s insider trading policies, as revised from time to time, or such other similar Company policies, including but not limited to policies relating to blackout periods. Any ambiguities or inconsistencies in the construction of an Award shall be interpreted to give effect to such limitation. To the extent any provision of the Plan or Award Agreement or action by the Committee or Company fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion. Subject to the foregoing and applicable law, the Committee may authorize any one or more of its members or an Officer to execute and deliver documents on behalf of the Committee or delegate to an Officer the authority to make delegated decisions under the Plan.

3.5	Indemnification

EACH PERSON WHO IS OR WAS A MEMBER OF THE BOARD OR THE COMMITTEE SHALL BE INDEMNIFIED BY THE COMPANY AGAINST AND FROM ANY DAMAGE, LOSS, LIABILITY, COST AND EXPENSE THAT MAY BE IMPOSED UPON OR REASONABLY INCURRED BY HIM OR HER IN CONNECTION WITH OR RESULTING FROM ANY CLAIM, ACTION, SUIT, OR PROCEEDING TO WHICH HE OR SHE MAY BE A PARTY OR IN WHICH HE OR SHE MAY BE INVOLVED BY REASON OF ANY ACTION TAKEN OR FAILURE TO ACT UNDER THE PLAN (INCLUDING SUCH INDEMNIFICATION FOR A PERSON’S OWN, SOLE, CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY), EXCEPT FOR ANY SUCH ACT OR OMISSION CONSTITUTING WILLFUL OR INTENTIONAL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE. SUCH PERSON SHALL BE INDEMNIFIED BY THE COMPANY FOR ALL AMOUNTS PAID BY HIM OR HER IN SETTLEMENT THEREOF, WITH THE COMPANY’S APPROVAL, OR PAID BY HIM OR HER IN SATISFACTION OF ANY JUDGMENT IN ANY SUCH ACTION, SUIT, OR PROCEEDING AGAINST HIM OR HER, PROVIDED HE OR SHE SHALL GIVE THE COMPANY AN OPPORTUNITY, AT ITS OWN EXPENSE, TO HANDLE AND DEFEND THE SAME BEFORE HE OR SHE UNDERTAKES TO HANDLE AND DEFEND IT ON HIS OR HER OWN BEHALF. THE FOREGOING RIGHT OF INDEMNIFICATION SHALL NOT BE EXCLUSIVE OF ANY OTHER RIGHTS OF INDEMNIFICATION TO WHICH SUCH PERSONS MAY BE ENTITLED UNDER THE COMPANY’S ARTICLES OF INCORPORATION OR BYLAWS, AS A MATTER OF LAW, OR OTHERWISE, OR ANY POWER THAT THE COMPANY MAY HAVE TO INDEMNIFY THEM OR HOLD THEM HARMLESS.

SECTION 4

SHARES SUBJECT TO PLAN

4.1	Maximum Number of Shares Issuable

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Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to 3,000,000, plus the number of shares of Stock available for issuance under the 2012 Plan but that have not been granted as an award as of the Effective Date, which is 849,557 shares. The maximum aggregate number of shares of Stock covered by Incentive Stock Options that may be issued under the Plan is three million eight hundred forty-nine thousand five hundred fifty-seven (3,849,557) shares of Stock. Shares of Stock of an outstanding Award under the Plan that for any reason expire or are terminated, forfeited or canceled shall again be available for issuance under the Plan; provided, however, that shares of Stock withheld for taxes or Awards settled in a manner in which all or some of the shares of Stock covered by an Award are not issued to a Participant (including, without limitation, shares of Stock withheld for the purchase price of an Award) shall not again be available for issuance under the Plan.

In addition, and subject to Section 4.2, no Director, except the Chairman and the Vice Chairman of the Board, may be granted Awards with an aggregate grant date value in excess of Seven Hundred Fifty Thousand Dollars ($750,000) in any calendar year. Such limitation on Director Awards does not apply to any cash retainer fees, including cash retainer fees converted into equity awards at the election of the Director.

4.2	Adjustments for Changes in Capital Structure

In the event of any stock dividend or extraordinary cash dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Awards, and in the exercise price per share of any outstanding Awards and with respect to Options and Stock Appreciation Rights, if applicable, in accordance with Code Sections 409A and 424. If a majority of the shares, which are of the same class as the shares that are subject to outstanding Awards, are exchanged for, converted into, or otherwise become (whether or not pursuant to a change in control) shares of another company (the “New Shares”), the Committee may, in its sole discretion, unilaterally amend the outstanding Awards to provide that such Awards are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion, and with respect to Options and Stock Appreciation Rights in accordance with Code Sections 409A and 424 and the regulations thereunder. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

SECTION 5

ELIGIBILITY AND AWARD LIMITATIONS

5.1	Persons Eligible for Awards

Awards may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants,” and “Directors” shall include prospective

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Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of employment or other service relationships with the Company. Eligible persons may be granted more than one (1) Award. Eligibility in accordance with this Section 5.1 shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.2	Award Agreements

Each Participant to whom an Award is granted shall be required to enter into an Award Agreement with the Company, in such a form as is provided by the Committee. The Award Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Participant’s particular Award. Such terms need not be uniform among all Participants or any similarly situated Participants. The Award Agreement may include, without limitation, vesting, forfeiture and other provisions specific to the particular Participant’s Award, as well as, for example, provisions to the effect that the Participant (i) shall not disclose any confidential information acquired during employment with the Company or while providing service to the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other Service of any Employee or service provider, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, (vii) shall be subject to transfer restrictions respecting the Award or Stock, (viii) shall be subject to any other agreement between the Participant and the Company regarding shares of Stock that may be acquired under an Award including, without limitation, an agreement restricting the transferability of the Award or shares of Stock by Participant or any other restrictions or requirements of any stockholders’ agreement that is in effect from time to time, and (ix) any provisions or definitions the Committee deems necessary or desirable to comply with Code Section 409A. An Award Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Participant. The Award Agreement shall be signed by the Participant to whom the Award is made and by an authorized Officer of the Company.

5.3	Award Grant Restrictions

Any person who is not an Employee on the effective date of the grant of an Award to such person may be granted only a Nonstatutory Stock Option, Restricted Stock, Other Stock-Based Award or Cash Award. An Incentive Stock Option granted to an Employee of the Company, or its parent or Subsidiary as defined in Code Section 424(f), or to a prospective Employee of the Company, or its parent or its Subsidiary as defined in Code Section 424(f) upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service as an Employee with the Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.4	Fair Market Value Limitations for Incentive Stock Options

To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Company or parent or Subsidiary as defined in Code Section 422, including

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the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having an aggregate Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Option(s) which exceeds such amount shall be treated as Nonstatutory Stock Option(s). For purposes of this Section 5.4, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.4, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.4, the Company at the request of the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates or book-entry records representing each such portion may be issued upon the exercise of the Option.

5.5	Repurchase Rights, Right of First Refusal and Other Restrictions on Stock

Shares under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions pursuant to a contract entered into by the Company and its stockholders or otherwise as determined by the Committee or as provided in the Award Agreement, in the Committee’s discretion. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement, including the Award Agreement, evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall cooperate with the Company in the placement of any appropriate legends, book-entry notations, or stop-transfer instructions evidencing such transfer restrictions.

SECTION 6

TERMS AND CONDITIONS OF OPTIONS

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.

Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1	Exercise Price

The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the

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effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Code Sections 409A and 424. Except as provided in Section 4.2 of the Plan, the Committee shall not be permitted to Reprice an Option or a Stock Appreciation Right after the date of grant without the approval of the Company’s stockholders.

6.2	Exercisability, Vesting and Term of Options

(a) Exercisability. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with the Company. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

(b)    Vesting. The Committee shall specify the vesting schedule of the Option, if any, in the applicable Award Agreement. The Committee, in its discretion may condition vesting on the satisfaction of performance goals.

(c)    Incentive Stock Options. Unless otherwise provided in the Option Agreement with respect to the death of the Participant, if the Incentive Stock Option is exercised more than three (3) months after the Participant’s termination of Service, the Option shall be treated as a Nonstatutory Stock Option.

6.3	Payment of Exercise Price

(a)    Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by check or cash equivalent or upon approval by the Committee in its sole discretion by any of the following:

i.    subject to Section 6.3(b) (i) below, by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price;

ii.    subject to the Company’s rights set forth in Section 6.3(b)(ii) below, by delivery of a properly executed exercise notice together with such other documentation as the Committee and a qualified broker, if applicable shall require to effect an exercise of the Option and delivery to the Company of the proceeds required to pay the exercise price (a “Broker-Assisted Cashless Exercise”);

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iii.    subject to the Company’s rights set forth in Section 6.3(b)(iii) below, by causing the Company to withhold from the shares of Stock issuable upon the exercise of the Option the number of whole shares of Stock having a Fair Market Value, as determined by the Company, not less than the exercise price (a “Net Exercise”);

iv.    by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law; or

v.    by any combination of cash or any of the foregoing or any combination of (i)-(iv) thereof.

The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration. In the case of an Incentive Stock Option, the Committee shall determine the acceptable forms of consideration to be used in payment of the exercise price at the time of grant. Additionally, at the request of the Option holder, and subject to the sole discretion of the Committee, the Company may repurchase the shares underlying the Option directly for cash.

(b) Limitations on Forms of Consideration.

i.    Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock or would cause the Company to incur adverse tax consequences.

ii.    Broker-Assisted Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Broker-Assisted Cashless Exercise in order to comply with applicable law.

iii.    Net Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Net Exercise in order to comply with applicable law.

SECTION 7

RESTRICTED STOCK

7.1	Award of Restricted Stock

(a)    Grant. In consideration of the performance of employment or Service by any Participant who is an Employee, Consultant or Director, Stock may be awarded under the Plan by the Committee as Restricted Stock with such restrictions during the Restriction Period as the Committee may designate in its discretion, any of which restrictions may

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differ with respect to each particular Participant. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Award Agreement.

(b)    Immediate Issuance and Ownership of Restricted Stock. Unless otherwise specified in the Participant’s Award Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the shares of Restricted Stock to the Participant in consideration of the performance of Services as an Employee, Consultant or Director, as applicable, entitling such Participant to all voting and other ownership rights in such shares of Stock.

As specified in the Award Agreement, a Restricted Stock Award may limit the Participant’s dividend and voting rights during the Restriction Period in which the shares of Restricted Stock are subject to a “substantial risk of forfeiture” (within the meaning given to such term under Code Section 83) and restrictions on transfer. In the Award Agreement, the Committee may apply any restrictions to the dividends that the Committee deems appropriate.

Shares awarded pursuant to a grant of Restricted Stock may be issued in the name of the Participant in book-entry or other uncertificated form and may be held or administered by the Company, the Committee or their delegates, or in trust or escrow pursuant to an agreement satisfactory to the Committee, until such time as the restrictions on transfer have expired. The Company may place legends, book-entry notations and/or stop-transfer instructions on such shares and may require the Participant to execute such other documents as the Committee determines appropriate to evidence or enforce the applicable restrictions. If the Committee determines that certificated issuance is necessary or advisable, the Company may issue one or more stock certificates registered in the name of the Participant and may require that such certificates be accompanied by a stock power endorsed in blank. All such terms and conditions shall be set forth in the particular Participant’s Award Agreement.

7.2	Restrictions

(a)    Forfeiture of Restricted Stock. Restricted Stock awarded to a Participant may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a “substantial risk of forfeiture” (as defined in Code Section 83), or a restriction on transferability; (ii) unless otherwise specified by the Committee in the Award Agreement, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Participant to such shares shall terminate; and (iii) any other restrictions that the Committee determines in advance are appropriate, including, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee. Any such restrictions shall be set forth in the particular Participant’s Award Agreement.

(b)    Evidence of Shares. Reasonably promptly after the date of grant with respect to shares of Restricted Stock, the Company shall cause such shares to be issued in book-

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entry or other uncertificated form in the name of the Participant, subject to the forfeiture provisions, transfer restrictions, legends, stop-transfer instructions and other requirements determined by the Committee. The Company shall not be required to issue a stock certificate with respect to any shares issued under the Plan, although it may do so if the Committee determines that certificated issuance is necessary or advisable.

(c)    Vesting. The Award Agreement shall specify the vesting schedule for the Award of Restricted Stock. The Committee, in its discretion may condition vesting on the satisfaction of performance goals.

(d)    Removal of Restrictions. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is appropriate.

7.3	Delivery of Shares of Common Stock

Subject to withholding taxes under Section 10 and to the terms of the Award Agreement, shares of common stock shall be delivered to the Participant or other appropriate recipient free of restrictions.

SECTION 8

OTHER AWARDS

8.1	Grant of Other Awards.

The Committee, in its sole discretion, but subject to the terms of the Plan and the applicable Award Agreements, may grant the following types of Awards (in addition to or in combination with the Awards of Options and Restricted Stock described above) under the Plan on a standalone, combination or tandem basis:

(a) Restricted Stock Units.

i.    Award of Restricted Stock Units. The Committee may grant an Award of Restricted Stock Units to a Participant. The Committee may condition the vesting of the Restricted Stock Units on the satisfaction of certain performance criteria. The terms of an Award of Restricted Stock Units need not be the same with respect to each Participant.

ii.    Restriction Period. Subject to the provisions of the Plan and the terms of the Award Agreement, during a period set by the Committee, commencing with the date of grant of such Award, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units. The Committee may provide for the lapse of such restrictions in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on period of Service, performance of the Participant or of the Company, Subsidiary or Affiliate, or such other factors or criteria as the Committee may determine.

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iii.    Rights of Restricted Stock Unit Recipients. The recipient of Restricted Stock Units shall not have any of the rights of a stockholder of the Company and has no right to vote any shares of Stock or to receive any cash dividend. The Committee shall be entitled to specify in a Restricted Stock Unit Award Agreement that in the event that the Company declares a dividend on its Stock, the Company will hold in escrow an amount in cash equal to the dividend that would have been paid on the Restricted Stock Units had they been converted into the same number of shares of Stock and held by the Participant on the record date of such dividend. Upon adjustment and vesting of the Restricted Stock Unit, any cash payment due with respect to such dividends shall be made to the Participant.

(b)    Stock Appreciation Rights. The Committee may grant a right to receive the excess of the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value of a share of Stock on the date the Stock Appreciation Right was granted (the “Spread”). Upon exercise of a Stock Appreciation Right, the Spread with respect to a Stock Appreciation Right will be payable in cash, shares of Stock with a total Fair Market Value equal to the Spread or a combination of these two. The terms of the Award Agreements granting Stock Appreciation Rights need not be the same with respect to each Participant.

(c)    Performance Award. The Committee may grant a Performance Award based on the performance of the Participant over a specified performance period. A Performance Award may be awarded to a Participant contingent upon future performance of the Company or any Affiliate, Subsidiary, division or department thereof in which such Participant is employed or providing Service, if applicable, during the performance period. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period, but subject to such later revisions as the Committee may deem appropriate to reflect significant, unforeseen events or changes. The Performance Award may consist of a right to receive shares of Stock (or cash in an amount equal to the Fair Market Value thereof) or the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of shares of Stock over a specified period. Each Performance Award shall have a maximum value established by the Committee at the time such Award is made. In determining the value of Performance Awards, the Committee shall take into account the Participant’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate. Payment of a Performance Award may be made following the end of the performance period in cash, shares of Stock (based on the Fair Market Value on the payment date) or a combination thereof, as determined by the Committee, and in a lump sum or installments as determined by the Committee. Except as otherwise provided in an Award Agreement or as determined by the Committee, a Performance Award shall terminate if the Participant does not remain continuously in the Service of the Company at all times during the applicable performance period. The terms of the Award Agreements granting Performance Awards need not be the same with respect to each Participant.

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(d)    Other Stock-Based Awards. The Committee may, in its discretion, grant Other Stock-Based Awards which are related to or serve a similar function to those Awards set forth in this Section 8.

(e)    Cash Award. The Committee may, in its discretion, grant a Cash Award pursuant to an Award Agreement to any Participant. The Award Agreement shall specify the vesting schedule for the Cash Award. The Committee, in its discretion may condition vesting on the satisfaction of performance goals. The terms of a Cash Award need not be the same with respect to each Participant and need not relate to the Fair Market Value of a share of Stock. A “Cash Award” is an Award to be settled only in cash.

8.2	Terms of Other Awards.

(a)    Written Agreement. The terms and conditions of each grant of an Award described in this Section 8 shall be evidenced by an Award Agreement.

(b)    Purchase Price. The exercise price per share of Stock of a Stock Appreciation Right shall not be less than one hundred percent (100%) of Fair Market Value of a share of Stock on the date of the grant of the Stock Appreciation Right.

(c)    Performance Goals and Other Terms. In its discretion, the Committee may specify such criteria, periods or performance goals for vesting in the Awards described in this Section 8 and payment thereof to the Participant as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. All terms and conditions of such Awards shall be determined by the Committee and set forth in the Award Agreement.

(d)    Payment. Awards described in this Section 8 may be paid in shares of Stock, cash or other consideration or a combination thereof related to such shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Award Agreement.

8.3	Dividends and Dividend Equivalents.

Except with respect to dividends on Restricted Stock, the Participant shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Stock covered by the Award unless (and to the extent) otherwise as determined by the Committee or described in the applicable Award Agreement. The Committee in the Award Agreement may provide such terms and conditions for the Award of dividends or dividend equivalents as it shall determine in its discretion. The Committee may also provide in such Award Agreement that the amounts of any dividends or dividend equivalent shall be deemed to have been reinvested in additional shares of Stock. Notwithstanding the foregoing and subject to adjustments under Section 4.2, no grant of a dividend or dividend equivalent may be granted with respect to an Option or Stock Appreciation Right.

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SECTION 9

EFFECT OF TERMINATION OF SERVICE

9.1	Exercisability and Award Vesting

Subject to earlier termination of the Option or other Award as otherwise provided herein and unless otherwise provided by the Committee in the Award Agreement, an Award and Option shall be vested and an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section 9.1 and thereafter shall terminate:

(a)    Disability or Death. If the Participant’s Service terminates because of the Disability or death of the Participant, the unvested portion of any Award shall be forfeited and terminated and:

i.    the vested portion of any outstanding Nonstatutory Option or Stock Appreciation Right held by such a Participant may be exercised by the Participant or his guardian or legal representative for a period of one (1) year after the date on which the Participant’s Service terminated due to Disability;

ii.    the vested portion of any outstanding Incentive Stock Option held by such a Participant may be exercised by the Participant or his guardian or legal representative for a period of three (3) months after the date on which the Participant’s Service terminated due to Disability; and

iii.    the vested portion of any outstanding Option or Stock Appreciation Right held by such Participant may be exercised by the Participant’s estate for a period of (1) year after the date on which the Participant’s Service terminated due to death;

but in no event shall the Option or Stock Appreciation Right be exercised later than the date of expiration of the Option’s or Stock Appreciation Right’s term, which in no event shall exceed ten (10) years from the date of grant, as set forth in the Award Agreement evidencing such Option or Stock Appreciation Right (the “Expiration Date”).

(b)    Change in Control. Subject to Section 26, upon a Change in Control then (1) the vested portion of the Option or Stock Appreciation Right, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated without Cause, but in any event no later than the Expiration Date, and (2) the exercisability and vesting of the Option or Stock Appreciation Right and any shares of Stock acquired upon the exercise thereof may otherwise be accelerated effective as of the date on which the Participant’s Service terminated to such extent, if any, as shall have been determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option or Stock Appreciation Right.

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(c)    Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service with the Company is terminated for Cause, as defined by the Participant’s Award Agreement or contract of employment or service (or, if not defined in any of the foregoing, as defined in the Plan), the Award, whether or not vested, shall terminate and cease to be exercisable immediately upon such termination of Service and any Stock issued pursuant to an Award shall be forfeited.

(d)    Other Termination of Service. If the Participant’s Service with the Company terminates for any reason, except Disability, death, termination after a Change in Control, or Cause, any Award, to the extent unvested shall be forfeited by the Participant on the date on which the Participant’s Service is terminated, and any vested Option or Stock Appreciation Right may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Expiration Date.

9.2	Extension if Exercise Prevented by Law

Notwithstanding the foregoing, other than in the case of a termination for Cause, if the exercise of an Option or Stock Appreciation Right within the applicable time periods set forth in Section 9.1 is prevented by the provisions of Section 12 below, the Option or Stock Appreciation Right shall remain exercisable until thirty (30) days (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option or Stock Appreciation Right is exercisable, but in any event no later than the Expiration Date.

9.3	Extension if Participant Subject to Section 16(b)

Notwithstanding the foregoing, other than in the case of a termination for Cause, if a sale within the applicable time periods set forth in Section 9.1 of shares of Stock acquired upon the exercise of the Option or Stock Appreciation Right would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option or Stock Appreciation Right (if exercisable) shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) three (3) months after the Participant’s termination of Service, or (iii) the Expiration Date.

SECTION 10

WITHHOLDING TAXES

10.1	Tax Withholding

All Awards are subject to, and the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Award hereunder and all Awards are subject to the Company’s right hereunder.

10.2	Share Withholding

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With respect to tax withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Awards, the Committee in its discretion, may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction (or, in the discretion of the Committee, such higher statutory total tax as may be permitted under applicable accounting standards that would not result in an Award otherwise classified as an equity award under ASC Topic 718 to be classified as a liability award under ASC Topic 718 as a result of withholding shares of Stock having a Fair Market Value in excess of the minimum statutory withholding requirement).

All such elections shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate, including requiring the Participant to pay cash to satisfy an obligation that would otherwise be satisfied by withholding a fraction of a share of Stock.

SECTION 11

PROVISION OF INFORMATION

Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

SECTION 12

COMPLIANCE WITH SECURITIES LAW AND OTHER APPLICABLE LAWS

The Plan, Award Agreements, the grant of Awards and the issuance of shares of Stock shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to securities and all other applicable laws, regulations and requirements of any stock exchange or market system upon which the stock is listed or traded. Options may not be exercised and Stock may not be issued if the issuance of shares of Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised and no shares of Stock may be issued unless (a) a registration statement under the Securities Act shall at the time be in effect with respect to the shares issuable or (b) in the opinion of legal counsel to the Company, the shares issuable may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. If the shares of Stock issuable pursuant to an Award are not registered under the Securities Act, the Company may imprint on a certificate or book-entry records for such shares the following legend or any other legend which legal counsel for the Company considers necessary or advisable to comply with the Securities Act:

THE SHARES OF STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

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The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option or the issuance of shares of Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

SECTION 13

RETURN AND/OR FORFEITURE OF PERFORMANCE-BASED PAYMENTS OR AWARDS

Notwithstanding any other provision in this Plan or in any Award Agreement, in the event that pursuant to the terms or requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or of any applicable laws, rules or regulations promulgated by the Securities and Exchange Commission from time to time, and in the event any Award is based upon the satisfaction of financial performance metrics which are subsequently reversed due to a restatement or reclassification of financial results of the Company, then any payments made or awards granted shall be returned and forfeited to the extent required and as provided by applicable laws, rules, regulations or listing requirements.

SECTION 14

NONTRANSFERABILITY OF AWARDS AND STOCK

During the lifetime of the Participant, an Award shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Subject to the remainder of this paragraph, an Award may be assignable or transferable by the Participant only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Code Section 414(p), and only if it is so specified in the Award Agreement; provided, however, that an Incentive Stock Option may only be assignable or transferable by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee in the Award Agreement, and in accordance with applicable law, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act. However, the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, or any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests (collectively, “Permitted Transferees”); provided further that, (a) there may be no consideration for any such transfer and (b) subsequent transfers of Options transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option and transfers to other Permitted Transferees of the original holder.

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SECTION 15

NONCOMPETITIVE ACTIONS

The Committee may provide in an Award Agreement a requirement to enter into a noncompetition agreement in connection with the Award or the effect of a violation of a noncompetition agreement on an Award.

SECTION 16

TERMINATION OR AMENDMENT OF PLAN

The Committee may terminate or amend the Plan at any time. However, no grant shall be made after the tenth (10th) anniversary of the Effective Date (the “Term”). Subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders within the time required, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options or purchase Stock under the Plan or to extend the Term of the Plan, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule or the stock exchange or market system on which the Stock is traded. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee or otherwise provided in the Plan. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Award designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule, including Code Section 409A or as otherwise permitted under the Plan, including upon a Change in Control.

SECTION 17

STOCKHOLDER APPROVAL

The Plan was approved and adopted by the Board in March 2026, subject to stockholder approval at the Company’s 2026 annual meeting on April 30, 2026. The Plan shall become effective only upon such stockholder approval. If stockholder approval is not obtained, the Plan and any Awards granted hereunder shall be null and void.

SECTION 18

NO GUARANTEE OF TAX CONSEQUENCES

Neither the Company, the Board nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

SECTION 19

SEVERABILITY

In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions

27

of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

SECTION 20

GOVERNING LAW

The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

SECTION 21

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

SECTION 22

RIGHTS AS A STOCKHOLDER

A holder of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by the Award unless and until such shares are actually issued to such holder, whether in certificated form or in book-entry or other uncertificated form on the books of the Company or its transfer agent, except as otherwise expressly provided in the Plan or the applicable Award Agreement. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date precedes the date of such issuance.

SECTION 23

NO SPECIAL EMPLOYMENT OR SERVICE RIGHTS

Nothing contained in the Plan or in an Award Agreement shall confer upon any Participant receiving a grant of any Award any right with respect to the continuation of his or her Service with the Company (or any Affiliate) or interfere in any way with the right of the Company (or Affiliate), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of any Award.

SECTION 24

REORGANIZATION OF COMPANY

The existence of an Award shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares of Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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SECTION 25

CODE SECTION 409A

To the extent that any Award is deferred compensation subject to Code Section 409A, as determined by the Committee, the Award Agreement shall comply with the requirements of Code Section 409A in a manner as determined by the Committee in its sole discretion including, without limitation, using applicable definitions from Code Section 409A, such as a more restrictive definition of Change in Control to comply with Code Section 409A to the extent that it is more restrictive than as defined in the Plan, using the more restrictive definition of Disability as provided in Code Section 409A and specifying a time and form of payment schedule. In addition if any Award constitutes deferred compensation under Code Section 409A (a “Section 409A Plan”), then the Award shall be subject to the following requirements, if and to the extent required to comply with Code Section 409A and as determined by the Committee and specified in the Award Agreement:

(a)    Payments under the Section 409A Plan may not be made earlier than (i) the Participant’s separation from service, (ii) the date of the Participant’s Disability, (iii) the Participant’s death, (iv) a specified time (or pursuant to a fixed schedule) specified in the Award Agreement at the date of the deferral of such compensation, (v) a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or (vi) the occurrence of an unforeseeable emergency;

(b)    The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(c)    Elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Code Section 409A(a)(4); and

(d)    In the case of any Participant who is a specified employee, a distribution on account of a separation from service may not be made before the date which is six (6) months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms “separation from service” and “specified employee”, all shall be defined in the same manner as those terms are defined for purposes of Code Section 409A, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Code Section 409A that are applicable to the Award as determined by the Committee.

If an Award is subject to Code Section 409A, as determined by the Committee, the Committee may interpret or amend any Award to comply with Code Section 409A without a Participant’s consent even if such amendment would have an adverse effect on a Participant’s Award. With respect to an Award that is subject to Code Section 409A, the Board may amend or interpret the Plan as it deems necessary to comply with Code Section 409A, including, without limitation, limiting the Committee’s or Company’s discretion with respect to an Award that

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constitutes deferred compensation to the extent it would violate Code Section 409A, and no Participant consent shall be required even if such an amendment would have an adverse effect on a Participant’s Award.

SECTION 26

ADJUSTMENTS UPON A CHANGE IN CONTROL

If a Change in Control occurs, except a Change in Control solely on account of Section 2.1(h)(ii), then the Committee, in its sole discretion, shall have the power and right to (but subject to any accelerated vesting specified in an Award Agreement):

(a)    cancel, effective immediately prior to the occurrence of the Change in Control, each outstanding Option and Stock Appreciation Right with an exercise price that is greater than the value of the consideration that would be received if such Option or Stock Appreciation Right were exercised immediately prior to the occurrence of the Change in Control;

(b)    cancel, effective immediately prior to the occurrence of the Change in Control, an outstanding Award (whether or not then exercisable) in exchange for a cash payment equal to:

i.    with respect to Options and Stock Appreciation Rights that currently have an exercise price less than the value of the consideration that would be received immediately prior to the Change in Control if such Option or Stock Appreciation right were exercised immediately prior to the occurrence of the Change in Control, the excess of the value of such consideration over the exercise price;

ii.    with respect to Restricted Stock, Restricted Stock Units, Performance Awards (that would otherwise be settled in shares of Stock) and Other Stock-Based Awards, for each share of Stock covered by the Award, the value of consideration received by stockholders for each share of Stock as a result of the Change in Control; and

iii.    with respect to Cash Awards, the cash value of such Cash Awards as a result of the Change in Control; provided, however, this subsection shall be inapplicable to an Award granted within six (6) months before the occurrence of the Change in Control but only if the Participant is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Award after the expiration of six (6) months from the date of grant; or

(c)    provide for the exchange or substitution of each Award outstanding immediately prior to such Change in Control (whether or not then exercisable) for another award with respect to the Stock or other property for which such Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in

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its discretion, in the exercise price of the Award, if any, or in the number of shares of Stock or amount of property (including cash) subject to the Award; or

(d)    provide for assumption of the Plan and such outstanding Awards by the surviving entity or its parent.

The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Section 26.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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Par Pacific Holdings, Inc.

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or telephone.

Vote Your Proxy on the Internet: Go to www.AALvote.com/PARR
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone: Call 1-866-804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

As a stockholder of Par Pacific Holdings, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on April 29, 2026.

CONTROL NUMBER

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

PAR PACIFIC HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAR PACIFIC HOLDINGS, INC.

The undersigned, revoking all prior proxies, hereby appoints William Monteleone and Jeffrey R. Hollis, each of them with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Par Pacific Holdings, Inc., to be held on April 30, 2026 and at any adjournments or postponements thereof. The Annual Meeting of Stockholders will be held virtually at 8:30 a.m. Central Time on April 30, 2026. In order to attend the meeting, you must register at https://web.viewproxy.com/parpacific/2026

This Proxy, when properly executed, will be voted in the manner specified by the undersigned stockholder on the reverse side. If no direction is made, this Proxy will be voted FOR all nominees in the election of directors in Proposal 1, FOR Items 2, 3 and 5, and 1-YEAR on Item 4. and in accordance with the discretion of the persons designated above with respect to any other business properly before the meeting and at any adjournment or postponement of said meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Signature______________________________

Date______________________________

Title______________________________

Signature (Joint Owners)______________________________

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

CONTROL NUMBER

Address Change:

(If you noted any Address Changes above, please mark box.) ☐

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 30, 2026

The Proxy Statement and Annual Report are available at:
https://web.viewproxy.com/parpacific/2026

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees listed in Item 1, FOR Items 2, 3 and 5, and 1-YEAR on Item 4.

Your Board of Directors recommends a vote FOR all the nominees listed in Item 1.

Please mark your votes like this ☒

1. ELECTIONS OF DIRECTORS:	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT
01 Robert Silberman	☐	☐	☐
02 Curtis Anastasio	☐	☐	☐
03 Timothy Clossey	☐	☐	☐
04 Philip S. Davidson	☐	☐	☐
05 Katherine Hatcher	☐	☐	☐
06 Patricia Martinez	☐	☐	☐
07 William Monteleone	☐	☐	☐
08 William Pate	☐	☐	☐
09 Eric Yeaman	☐	☐	☐
10 Aaron Zell	☐	☐	☐

Your Board of Directors recommends a vote FOR Items 2, 3 and 5, and 1-YEAR on Item 4.

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

1-YEAR ☐ 2-YEARS ☐ 3-YEARS ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐